                                                                    EXHIBIT 10.1





                                  OFFICE LEASE







                        LANDLORD: FOOTHILL-OPERON I, LLC








                     TENANT: ECLIPSE SURGICAL TECHNOLOGIES,
                            a California corporation

                                  OFFICE LEASE
                                Table of Contents


Section                                                                         Page
  No.   Title                                                                    No.
------- -------------------------------------------------------------------     ----
  1.    Terms and Conditions ..............................................       1
  2.    Lease of Premises .................................................       3
  3.    Common Areas ......................................................       4
  4.    Term ..............................................................       5
  5.    Rent ..............................................................       5
  6.    Operating Expenses ................................................       5
  7.    Security Deposit ..................................................       9
  8.    Use ...............................................................      10
  9.    Payments and Notices ..............................................      10
  10.   Brokers ...........................................................      10
  11.   Surrender; Holding Over ...........................................      11
  12.   Taxes on Tenant's Property ........................................      11
  13.   Condition Of Premises; Repairs ....................................      12
  14.   Alterations .......................................................      12
  15.   Liens .............................................................      14
  16.   Assignment and Subletting .........................................      14
  17.   Entry by Landlord .................................................      16
  18.   Utilities and Services ............................................      17
  19.   Indemnification and Exculpation ...................................      19
  20.   Damage or Destruction .............................................      19
  21.   Eminent Domain ....................................................      21
  22.   Tenant's Insurance ................................................      22
  23.   Landlord's Insurance ..............................................      23
  24.   Waivers of Subrogation ............................................      24
  25.   Tenant's Default and Landlord's Remedies ..........................      24
  26.   Landlord's Default ................................................      26
  27.   Subordination .....................................................      26
  28.   Estoppel Certificate ..............................................      27
  29.   Performance by Tenant; Interest and Late Charges ..................      27
  30.   Cure Rights of Landlord's Mortgagees and Lessors ..................      28
  31.   Transfer of Owner's Interest ......................................      28
  32.   Quiet Enjoyment ...................................................      28
  33.   Parking ...........................................................      28
  34.   Limitation on Landlord's Liability ................................      29
  35.   Hazardous Materials ...............................................      29
  36.   Miscellaneous .....................................................      31


                                                                           Section
EXHIBITS                                                               First Reference
--------                                                               ---------------
A.       Site Plan .................................................         1.5
A-2.     Parking ...................................................        33.1
B.       Floor Plan ................................................         1.7
C.       Square Footage Determination ..............................         1.6
D.       Work Letter Agreement .....................................         1.7
E.       Sample Form of Notice of Lease Term Dates .................         4.1
F.       Rules and Regulations .....................................         8.1
G.       Sample Form of Tenant Estoppel Certificate ................        28.1
H.       Parking Rules and Regulations .............................        34.3
I.       Warrants ..................................................        1.16
J.       Signage ...................................................       36.12

RIDERS

No. 1    Annual Basic Rent
No. 2    Outside Commencement Date

                                  OFFICE LEASE


                This LEASE is made as of the 7TH day of May, 2001, by and between Landlord and Tenant:

                              W I T N E S S E T H:

1. TERMS AND CONDITIONS. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

        1.1 Landlord:               FOOTHILL-OPERON I, LLC,
                                    a California limited liability company

        1.2 Landlord's Address:     Foothill-Operon I, LLC
                                    4 Upper Newport Plaza Drive, #100
                                    Newport Beach, California 92660
                                    Attn: Robert J.V Searles

        With a copy to:             Latham & Watkins
                                    650 Town Center Drive, #2000
                                    Costa Mesa, California 92626
                                    Attn: Kenneth A. Wolfson

        1.3 Tenant:                 Eclipse Surgical Technologies,
                                    a California corporation

        1.4 Tenant's Address:       26632 Towne Centre Drive, Suite 320
                                    Foothill Ranch, CA 92610
                                    Attn: Controller

        1.5 Site: Towne Centre Plaza located at 26632 - 26672 Towne Centre Drive in the City of Foothill Ranch, County of Orange, State of California, as shown on the site plan attached hereto as Exhibit "A."

        1.6 Building: A three (3) story office building located on the Site, containing approximately 67,906 rentable square feet ("RSF") (subject to adjustment as set forth in Exhibit "C"), whose address is 26632 Towne Centre Drive Suite 320 and Suite 260, Foothill Ranch, 92610, California (the "Building").

        1.7 Premises: The Premises consists of approximately 15,945 usable square feet ("USF") and 17,845 rentable square feet RSF, 7,814 rentable square feet RSF on the 2nd Floor and 10,031 rentable square feet RSF on the 3rd Floor as generally shown on the floor plan attached hereto as Exhibit "B." The actual layout and square footage of the Premises shall be subject to the Final Plan as defined in Exhibit "B" and architectural measurement of the Premises, according to Exhibit "C."

        1.8 Rentable Square Feet: See Exhibit "C."

        1.9 Commencement Date: See Exhibit "D."

        1.10 Commencement and Occupancy: Commencement date is anticipated to be October 15, 2001. Occupancy date for the Third Floor is anticipated to be July 15, 2001. Tenant shall have immediate occupancy of the existing office suite 250, 879 sq.ft., on the Second Floor upon execution of the lease and within approximately 35 days of the date the lease is executed Tenant shall have early temporary occupancy of 7,814 RSF of lighted finished ceiling, carpeted, electrical, phone and computer outlets with shell space on the Second Floor (rent free). Upon substantial completion and temporary certificate of occupancy of the Tenant Improvements on the Third Floor, (estimated to be July 15, 2001) Tenant's early occupancy of three months shall commence for the entire leased premises (Second and Third floor). The Second Floor final Tenant Improvements, per attached Exhibit B, shall be completed within 45 days after Tenant vacates the temporary improvements on the Second Floor.

        1.11 Term: Sixty (60) months; provided, however, that if the last day of such period is not the last day of a calendar month, the Term shall be extended to the last day of the calendar month during which the expiration of such period occurs.



        1.12 OPTION TO EXTEND: Subject to Tenant providing Landlord six (6) months prior written notice and Tenant is not in default of any terms of the Lease, Tenant shall have the Option to Extend the Lease for all space then under lease by Tenant in the Building, for one (1) additional term of five (5) years. The base rental rate shall be the then current "fair market" rental rates for like space in the Foothill Ranch Office Market Place. If Tenant objects to Landlord's determination of fair market rental, Tenant shall notify Landlord in writing within ten (10) days of notice of Landlord's determination, that Tenant disagrees with Landlord's determination of fair market rental. In the event that Landlord and Tenant are unable to agree upon the fair market rental value of the Premises, then the fair market rental value shall be determined by appraisal as set forth below. Until the appraisal procedures are final, Tenant shall pay base rent in the amount of Landlord's determination. After the determination of the appraisers is final, Landlord shall promptly reimburse Tenant for any overpayment by Tenant of base rent owing for prior months, and Tenant shall promptly make payment to Landlord for any underpayment of base rent owing for prior months. If Landlord and Tenant are unable to agree upon the fair market rental value of the Premises, then Landlord shall cause an M.A.I. appraiser (the "First Appraiser") to determine such fair market rental value. If such appraisal is deemed unacceptable by Tenant, then Tenant shall so advise Landlord in writing within ten (10) days after receipt of such appraisal and Tenant shall engage another M.A.I. appraiser (the "Second Appraiser") to appraise the Premises. The First Appraiser and the Second Appraiser shall together choose a third M.A.I. appraiser (the "Third Appraiser"). If the appraisal determined by the Third Appraiser is greater than the highest appraisal or lower than the lowest appraisal given by the First Appraiser and the Second Appraiser, then the fair market rental value shall be the amount determined by the appraisal given by the First Appraiser or the Second Appraiser, as applicable, which is closest in amount to the appraisal given by the Third Appraiser. Otherwise, the fair market rental value shall be the average of the amount determined by the three appraisals. All other terms and conditions of the initial lease shall remain the same for the extended term of the lease. The cost of all appraisals shall be borne by Tenant if the fair market rental value of the Premises determined by the foregoing appraisal process is within five percent (5%) of Landlord's original determination; otherwise the cost of all appraisals shall be borne equally by Landlord and Tenant.

        1.13 Annual Basic Rent: See Rider No. 1. Annual Basic Rent is payable in monthly installments ("Monthly Basic Rent"). The Annual Basic Rent is subject to adjustment as provided in Exhibit "C."

        1.14 Tenant's Proportionate Share: Tenant's Proportionate Share shall consist of two (2) separate percentages:

                (a) 26.27%, which is Tenant's Proportionate Share of the Building, which amount is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises (as set forth in Subparagraph 1.7 above), and the denominator of which is the Rentable Square Feet of the Building (as set forth in Subparagraph 1.6 above); and

                (b) 8.76%, which is Tenant's Proportionate Share of the Project, which amount is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises (as set forth in Subparagraph 1.7 above), and the denominator of which is the rentable Square Feet of the Project (as set forth in Subparagraph 1.22 below). (See Exhibit "C")

        1.15 Landlord's Contribution to Operating Expenses: Tenant's Proportionate Share of Operating Expenses incurred by Landlord during the Base Year, which shall consist of two (2) separate components:

                (a) with respect to the Building Operating Expenses, Tenant's Proportionate Share of the Building (as set forth in Subparagraph 1.14(a) above), multiplied by the Building Operating Expenses incurred during the Base Year; and

                (b) with respect to the Project Operating Expenses, Tenant's Proportionate Share of the Project (as set forth in Subparagraph 1.14(b) above), multiplied by the Project Operating Expenses.

As used herein, the "Base Year" shall mean the calendar year of 2001 to reflect 95% occupancy.

        1.16 Security Deposit: $100,000. Tenant shall pay the First month's rent at the execution of the lease ($41,489.63).

                a. Warrants: Tenant agrees to grant Landlord 75,000 Warrants of Eclipse Surgical Technologies at the closing price on the date which Landlord and Tenant have executed the Lease Agreement. The Warrants vest immediately. Additional information outlining the exercise of the Warrants are attached per
Exhibit I.

        1.17 Permitted Use: General Office, including ancillary sales (no retail), training, administration and any other legal use consistent with the character of the building.

        1.18 Brokers: CB Richard Ellis representing Landlord and Tenant. Landlord and Tenant hereby confirm that they have been advised of this dual representation in a timely manner and consent to the same. Landlord shall be solely responsible for the payment of all leasing commissions pursuant to listing agreements in place with Landlord.

        1.19 Interest Rate: The lesser of: (a) the rate announced from time to time by Bank of America (or if the entity named herein ceases to exist or ceases to publish such rate, by the largest (as measured by deposits) chartered bank operating in the state in which the Building is located) as its "prime rate" or "reference rate," plus three percent (3%); or (b) the maximum rate permitted by law.

        1.20 Leasehold Improvements: The tenant improvements installed or to be installed for the Premises as described in the Work Letter Agreement attached hereto as Exhibit "D."

        1.21 Parking: Four unreserved parking spaces per each 1,000 rentable square feet leased by Tenant. Tenant shall have the right to (5) five reserved parking spaces adjacent to the subject per the attached Exhibit A-2. The cost for reserved parking signs, as approved by Landlord, shall be paid by the Tenant.

        1.22 Project: The Site, the three (3), three (3)-story buildings located thereon (including the Building), the Common Areas, the landscaping, parking facilities and all other improvements and facilities now or subsequently located on the Site from time to time, known as Towne Centre Plaza. The aggregate rentable square feet of the three (3) office buildings in the Project (including the Building) is approximately 203,718 rentable square feet. (See Exhibit "C.")

2. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Subparagraph 1.7 above, improved or to be improved with the Leasehold Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

                2.1 FIRST OPPORTUNITY TO LEASE. Tenant shall have the First Opportunity to Lease any space on the same floor (Second and Third Floor) that may become available during the initial term of the lease and any extensions thereafter. Tenant acknowledges and agrees, however, that during any extended period, its "First Opportunity to Lease" shall be subject and subordinate to Pacific Life's (its successor's or assign's) first opportunity to lease space on the second and third floor and Marshack, Shulman, Hodges & Friedman on the third floor. Tenant's "First Opportunity to Lease" during any extended term shall have no effect unless and until Pacific Life's (its successor's or assign's) first opportunity to lease such space expires and is no longer of any effect. This First Opportunity to Lease shall be at the then current "fair market" rental rates for like space in the Towne Centre Plaza. If Tenant objects to Landlord's determination of fair market rental, Tenant shall notify Landlord in writing within ten (10) days of notice of Landlord's determination, that Tenant disagrees with Landlord's determination of fair market rental. In the event that Landlord and Tenant are unable to agree upon the fair market rental value of the such space, then the fair market rental value shall be determined by appraisal as set forth below. Until the appraisal procedures are final, Tenant shall pay base rent in the amount of Landlord's determination. After the determination of the appraisers is final, Landlord shall promptly reimburse Tenant for any overpayment by Tenant of base rent owing for prior months, and Tenant shall promptly make payment to Landlord for any underpayment of base rent owing for prior months. If Landlord and Tenant are unable to agree upon the fair market rental value of the demised premises, then Landlord shall cause an M.A.I. appraiser (the "First Appraiser") to determine such fair market rental value. If such appraisal is deemed unacceptable by Tenant, then Tenant shall so advise Landlord in writing within ten (10) days after receipt of such appraisal and Tenant shall engage another M.A.I. appraiser (the "Second Appraiser") to appraise the demised premises. The First Appraiser and the Second Appraiser shall together choose a third M.A.I. appraiser (the "Third Appraiser"). If the appraisal determined by the Third Appraiser is greater than the highest appraisal or lower than the lowest appraisal given by the First Appraiser and the Second Appraiser, then the fair market rental value shall be the amount determined by the appraisal given by the First Appraiser or the Second Appraiser, as applicable, which is closest in amount to the appraisal given by the Third Appraiser. Otherwise, the fair market rental value shall be the average of the amount determined by the three appraisals. Tenant's First Opportunity to Lease is subject to Tenant's written acceptance within 10 days of notification by Landlord of the availability of space and terms for lease of such space. The cost of all appraisals shall be borne by Tenant if the fair market rental value of the Premises determined by the foregoing appraisal process is within five percent (5%) of Landlord's original determination; otherwise the cost of all appraisals shall be borne equally by Landlord and Tenant.

3. COMMON AREAS.

        3.1 Definitions; Tenant's Rights. During the Term of this Lease and any extensions thereafter, Tenant shall have the nonexclusive right to use, in common with Landlord, other tenants in the Project and landlord and tenants of the adjacent parcels under the Operation and Reciprocal Easement Agreement recorded October 15, 1997 as Instrument No. 19970516456, as amended, and subject to the Rules and Regulations referred to in Paragraph 8 below, those portions of the Project (the "Project Common Areas") not leased or designated for lease to tenants that are provided for use in common by (or by the sublessees, agents, employees, customers or licensees of) Landlord, Tenant and any another tenants of the Project, whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any sidewalks adjacent to the Project, any pedestrian walkway system, parking or other facilities open to the general public. The common areas appurtenant to the Building shall be referred to herein as the "Building Common Areas" and shall include the following areas:

                (a) the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

                (b) the parking structure and parking areas (subject to Paragraph 33 below), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and plaza area appurtenant to the Building.

                The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the "Common Areas."

        3.2 Landlord's Reserved Rights. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably interfere with Tenant's use of or access to the
Premises:

                (a) expand the Building and construct or alter other buildings or improvements on the Site;

                (b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters, and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, and subject to Paragraph 33 below, parking spaces and parking areas;

                (c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building so long as Tenant is provided with reasonable access to the Premises and reasonable parking; and

                (d) perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

4. TERM.

        4.1 Term; Notice of Lease Dates. The Term of this Lease shall be for the period designated in Subparagraph 1.11 commencing on the Commencement, and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease.

5. RENT.

        5.1 Basic Rent. Tenant agrees to pay Landlord, as basic rent for the Premises, the Annual Basic Rent designated in Subparagraph 1.13. The Annual Basic Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Basic Rent designated in Subparagraph 1.13 in advance on the first day of each and every calendar month during the Term. Tenant shall pay the first full month's Monthly Basic Rent concurrently with the execution of this Lease. Annual Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

        5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Annual Basic Rent described in Subparagraph 5.1 above (including, without limitation, payments for insurance, repairs and parking, and Excess Expenses as provided in Paragraph 6) shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. The Annual Basic Rent and additional rent shall be paid to Landlord as provided in Paragraph 9, without any prior demand therefor and without any deduction or offset whatever unless as otherwise stated elsewhere in this Lease, in lawful money of the United States of America.

6. OPERATING EXPENSES.

        6.1 Excess Expenses. Tenant shall pay to Landlord, in the manner and at the times set forth in the following provisions of this Paragraph 6, the amount by which Tenant's Proportionate Share of Operating Expenses (which consists of two (2) separate components as set forth in Subparagraph 1.14 above) exceeds Landlord's Contribution to Operating Expenses (which consists of two (2) separate components as set forth in Subparagraph 1.15 above). Such excess amounts shall be collectively referred to in this Paragraph 6 as the "Excess Expenses."

        6.2 Definition of Operating Expenses. As used in this Lease, the term "Operating Expenses" shall mean collectively, the "Project Operating Expenses" and the "Building Operating Expenses." As used herein, "Building Operating Expenses" shall include all costs and expenses for janitorial services for the Building, all costs and expenses for utilities which are separately metered to the Building, and all other costs and expenses of operation and maintenance of the Building as determined by generally accepted accounting principles consistently applied, which Landlord may, from time to time, separately allocate to the Building, all of which shall be calculated assuming the Building were the greater of ninety-five percent (95%) occupied or the actual level of occupancy for the calendar year in question if the Building is more than ninety-five percent (95%) occupied during such calendar year. As used herein, "Project Operating Expenses" shall include all costs and expenses of operation and maintenance of the Project, as determined by generally accepted accounting principles consistently applied, calculated assuming all three (3) buildings in the Project are the greater of ninety-five percent (95%) occupied or the actual level of occupancy for the calendar year in question if the three (3) buildings in the Project are more than ninety-five percent (95%) occupied during such calendar year, excluding, however, the Building Operating Expenses for the three
(3) buildings in the Project. Project Operating Expenses shall include the following costs by way of illustration but not limitation: (a) Real Property Taxes and Assessments (as defined in Subparagraph 6.4 below) and any taxes or assessments imposed in lieu thereof;
(b) any and all assessments imposed with respect to the Project pursuant to any covenants, conditions and restrictions affecting the Project and/or the Reciprocal Easement Agreement; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; (e) costs of insurance obtained by Landlord pursuant to Paragraph 23 of this Lease, including any deductibles paid by Landlord; (f) waste disposal and janitorial services; (g) security; (h) labor; (i) costs incurred in the management of the Project, including, without limitation: (1) supplies, (2) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees at the level of Senior Property Manager or higher used directly in the management, operation and maintenance of the Project, (3) Project management office rental (if such management office is located on the Project), provided that if such office is utilized to manage more properties than the Project, the amount of rental for such office shall be equitably apportioned amongst such properties, and further provided that the amount of rental for such office does not exceed the fair market rental value for such office in comparable suburban Class A office buildings in South Orange County and excluding any portion of such office which is occupied principally for marketing purposes; and (4) a management/administrative fee consistent with similar buildings in South Orange County, but in no event to exceed five percent (5%) of the annual gross revenues of the Project exclusive of the proceeds of financing or a sale of the Project; (j) supplies, materials, equipment and tools; (k) repair and maintenance of the elevators and the structural portions of the improvements in the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (l) maintenance, costs and upkeep of all parking and Common Areas; (m) depreciation on a straight line basis and rental of personal property used in maintenance; (n) amortization on a straight line basis over the useful life of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption provided said reductions will be realized during Tenant's tenancy; and (2) required after the Commencement Date of this Lease under any governmental law or regulation that was not applicable to the Project as of the Commencement Date of this Lease; (o) costs and expenses of gardening and landscaping; (p) maintenance of signs (other than signs of tenants); (q) personal property taxes levied on or attributable to personal property used in connection with the Project; (r) reasonable accounting, audit, verification, legal and other consulting fees; and (s) costs of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

        6.3 Exclusions from Operating Expenses. Notwithstanding the provisions of Subparagraph 6.2 above to the contrary, "Operating Expenses" shall not include:

                (a) any ground lease rental;

                (b) costs incurred by Landlord for the repair of damage to the Project to the extent that Landlord is reimbursed by insurance (or would have been reimbursed had Landlord not self-insured and carried the insurance coverage required to be carried by Landlord under this Lease) or condemnation proceeds by warrantors or other similar third persons;

                (c) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Project (including the original Leasehold Improvements for the Premises), or incurred in renovating or otherwise improving, decorating, painting or redecorating space for specific tenants of the Project, including space planning and interior design costs and fees;

                (d) marketing costs, including, without limitation, brokerage commissions, finders' fees, attorneys' fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Project;

                (e) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; provided, however, that Operating Expenses shall include those attorneys' fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Project, and such other matters relating to the maintenance of standards required of Landlord under the Lease;

                (f) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Project, or any portion thereof;

                (g) expenses, charges or taxes in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant free of charge;

                (h) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building or Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                (i) except for the management/administrative fee as provided in Subparagraph 6.2(i)(4), herein above, Landlord's general corporate overhead and general and administrative expenses;

                (j) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of Landlord;

                (k) electric power costs for which any tenant directly contracts with the local public service company or other supplier and is obligated to pay for the same, provided that for determining the electric power costs component of Operating Expenses, the square footage of any such tenant's leased premises shall be excluded from the denominator used for calculating Tenant's Proportionate Share;

                (l) costs arising from Landlord's charitable or political contributions;

                (m) penalties incurred due to Landlord's failure to comply with any applicable laws, rules, codes, regulations or other governmental requirements, or any covenants, conditions and restrictions (or the like); and

                (n) any personal property taxes payable by Tenant or by other tenants of the Project.

                Landlord agrees that since one of the purposes of Operating Expenses and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Expenses not actually paid by Landlord in connection with the operation of the Building or Project; (ii) Landlord shall make no profit from Landlord's collection of Operating Expenses; and (iii) Tenant's obligation to pay its proportionate share of any Real Property Taxes and Assessments shall be calculated as if Landlord had paid same in the maximum number of installments permitted (inclusive of interest charges, if any, payable to the taxing authority if Landlord had paid same in the maximum number of installments permitted), even if Landlord elected to make payment on a lump sum basis or otherwise.

        6.4 Definition of Real Property Taxes and Assessments. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the buildings in the Project are fully assessed for real property tax purposes as completed buildings ready for occupancy. As used in this Lease, the term "Real Property Taxes and Assessments" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project, including the following by way of illustration but not limitation:

                (a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

                (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the state of California in June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purpose of this Lease;

                (c) Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Project or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

                (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

                (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part.

                If Landlord fails to contest the validity of any tax or assessment which Landlord is legally entitled to contest, or if Landlord elects not to contest any tax assessment within thirty (30) days of Tenant's request that Landlord do so, Tenant shall have the right, in Tenant's or Landlord's name, but at Tenant's sole cost and expense, to contest the validity of any tax or assessment or assessed valuation of the Building by appropriate proceedings timely instituted; provided that: (a) Tenant gives Landlord written notice of Tenants' intention to do so prior to the date on which Tenant is obligated to pay the next semi-annual installment of such taxes to the taxing authority; (b) Tenant makes timely payment to Landlord of any Real Property Taxes and Assessments payable by Tenant under this Lease; (C) no later than thirty (30) days prior to the date on which Landlord is obligated to pay the next semi-annual installment of such taxes to the taxing authority, Tenant requests Landlord, in writing, to pay such taxes under protest; and Tenant diligently prosecutes any such contest. Landlord shall, if requested by Tenant, cooperate with Tenant in any such proceedings; provided, however, that Landlord shall not be liable for any expenses whatsoever in connection therewith, and Tenant shall protect, indemnify, and reimburse Landlord for all claims, loss, cost, liability, expense, attorneys' fees or damages resulting therefrom. If Tenant prevails in such tax contest, Landlord shall, within thirty (30) days following Landlord's receipt of the refund of any overpaid taxes, pay to Tenant Tenant's Proportionate Share of the net amount of any such overpaid taxes which were paid by Tenant during the Lease Term, minus any expenses incurred in connection with any such tax contest.

                Notwithstanding the foregoing provisions of this Subparagraph
6.4 above to the contrary, "Real Property Taxes and Assessments" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

        6.5 Estimate Statement. By the first day of each calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Estimate Statement" ) (and shall deliver such Estimate Statement by the thirty-first (31st) day of each calendar year during the Term of this Lease) estimating the Operating Expenses for the current calendar year and the estimated amount of Excess Expenses payable by Tenant. Landlord shall have the right during any calendar year to deliver a revised Estimate Statement showing the Excess Expenses for such calendar year if Landlord determines that the Excess Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year); provided, however, that with respect to the first Estimate Statement submitted, Tenant shall also pay the Excess Expenses for those months, if any, during the Term which occurred prior to January of the calendar year in which such first Estimate Statement is submitted. Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement (or current calendar year's revised Estimate Statement) is received.

        6.6 Actual Statement. By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Actual Statement") (and shall deliver such Actual Statement by the first day of May of each such calendar year during the Term of this Lease) of the actual Operating Expenses and Excess Expenses for the immediately preceding calendar year. If the Actual Statement reveals that Excess Expenses were overstated or understated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Subparagraph
6.5 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such underpayment, or, Landlord shall pay to Tenant (or credit against the next monthly rent falling due), the amount of such overpayment, as the case may be.

        6.7 No Release. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Paragraph 6 shall not constitute a waiver of its right to receive Tenant's payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to this Paragraph 6, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement, nor shall it relieve Landlord of its obligations to pay to Tenant the amount of any such overpayment.

        6.8 Tenant's Audit Rights. If Tenant disputes the amount of Operating Expenses (including Tenant's Base Year) set forth in any Actual Statement delivered by Landlord, Tenant shall have the right, to be exercised, if at all, not later than twelve (12) months following receipt of such Actual Statement (twenty-four (24) months as it relates to the Base Year), to cause Landlord's books and records with respect to the preceding calendar year to be audited, at Tenant's expense. The amounts payable under Subparagraph 6.6 by Landlord to Tenant or by Tenant to Landlord as the case may be shall be appropriately adjusted on the basis of such audit. If Tenant's audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then Landlord shall reimburse Tenant for the cost of such audit. Landlord shall be required to maintain records of all Operating Expenses for three (3) years. Should a dispute arise between the parties regarding the results of Tenant's audit, either party may cause the dispute to be submitted to JAMS/ENDISPUTE ("JAMS") in Orange County, California, for binding arbitration. The arbitration shall be conducted in accordance with the rules of practice and procedure of JAMS and otherwise pursuant to the California Arbitration Act (Code of Civil Procedures Section 1280 et. seq.). The arbitrator shall apportion the costs of the arbitration, together with the attorneys' fees of the parties, in the manner deemed equitable by the arbitrator, it being the intention of the parties that the prevailing party ordinarily be entitled to recover its reasonable costs and fees.

7. SECURITY DEPOSIT.

        7.1 Use of Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the sum set forth in Subparagraph 1.16 above, receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof. Tenant agrees that if Tenant shall fail to pay the rent or any other sum herein required promptly when due, said deposit may, at the option of Landlord (but Landlord shall not be required to), be applied to any rent or other sum due and unpaid, and if Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to any damages suffered by Landlord as a result of Tenant's default to the extent of the amount of the damages suffered.

        7.2 No Waiver. Nothing contained in this Paragraph shall in any way diminish or be construed as waiving any of Landlord's other remedies as provided in Paragraph 25 hereof, or by law or in equity. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant's failure to do so within ten (10) days after the date of such statement of demand shall constitute a material breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant within thirty (30) days after the end of the term of this Lease, or upon the earlier termination of this Lease pursuant to the provisions hereof, except in the event the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall be automatically amended to delete any reference to this Paragraph 7, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit.

8. USE.

        8.1 General. Tenant shall use the Premises solely for the Permitted Use specified in Subparagraph 1.17, and shall not use or permit the Premises to be used for any other use or purpose whatsoever, without first obtaining Landlord's written consent which may be granted or withheld by Landlord. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "F," and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord, provided said modifications and additions do not materially and adversely affect Tenant's use of the Premises. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations. Tenant shall also observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, rules and regulations of all governmental agencies having jurisdiction. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site, provided Landlord advises Tenant in writing of such recorded covenants, conditions and restrictions or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises.

        8.2 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Paragraph 23 or otherwise with respect to the Building, Site or Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building, Site or Project, Tenant shall pay such increase as additional rent within fifteen (15) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Paragraph 23 or otherwise with respect to the Building, Site or Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within) seven (7) business days after notice thereof (or, in the case of a condition which is not objectively capable of being cured within seven (7) business days, if Tenant fails to commence such cure within seven (7) business days or fails to diligently and continuously prosecute such cure to completion within a reasonable time not to exceed the time period established by the insurance carrier), Tenant shall be deemed to be in default under this Lease, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

9. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Subparagraph 1.2, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Subparagraph 1.4, or to Landlord at the address(es) designated in Subparagraph 1.2. Either party may, by written notice to the other, specify a different address for notice purposes.

10. BROKERS. The parties recognize that the broker(s) who negotiated this Lease are stated in Subparagraph 1.18, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) in the amount set forth in listing agreements in place between Landlord and such brokers, and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

11. SURRENDER; HOLDING OVER.

        11.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant's personal property (and those items, if any, of Leasehold Improvements and Tenant Changes identified by Landlord pursuant to Subparagraph 14.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Subparagraphs 14.2 and 14.3 below. If Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease despite demand to do so by Landlord (including upon the expiration of any subsequent month-to-month tenancy pursuant to Subparagraph 11.2 below), with such removal and repair obligations completed, then, in addition to the Landlord's rights and remedies under Subparagraph 14.4 and the other provisions of this Lease, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord harmless from all loss or liability including, without limitation, any claims made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

        11.2 Hold Over. Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, cancelable upon thirty (30) days written notice, and upon the same terms and conditions as exist during the last year of the term hereof except the Annual Basic Rent shall be increased to one hundred fifty percent (150%) of the Annual Basic Rent during the last year of the term hereof or to fair market value, whichever is greater. Any holding over after the expiration of the term of this Lease, without the consent of Landlord, shall result in Tenant being a tenant at sufferance, in which event Landlord shall have the right to immediately terminate this Lease and Tenant shall indemnify, defend and hold Landlord harmless from any and all costs, liabilities, obligations, damages and claims resulting therefrom.

        11.3 No Effect on Landlord's Rights. The foregoing provisions of this Paragraph 11 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

12. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Leasehold Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building standard tenant improvements set forth in Schedule "1" to Exhibit "D" are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

13. CONDITION OF PREMISES; REPAIRS.

        13.1 Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, the Leasehold Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit "D" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto, except as provided in Exhibit "D" and the repair of any latent defects in the Building or Premises (excluding any portion of the Premises constructed by Tenant) disclosed by Tenant and specified in written notice to Landlord within one (1) year after the Commencement Date. Landlord shall cause all latent defects so specified by notice from Tenant to be completed and/or repaired as soon as reasonably possible after Landlord's receipt thereof. As of the Commencement Date, the roof, HVAC system, windows and seals, structural components and all electrical and plumbing systems and equipment serving the Premises shall be in good working condition and shall comply with applicable laws, ordinances and regulations, including, without limitation, those pertaining to disabled access and hazardous materials. Landlord shall repair and maintain such components and systems during the Term of this Lease to the extent required of Landlord herein.

        13.2 Tenant's Repair Obligations. Except for Landlord's obligations specifically set forth in Subparagraphs 13.1, 13.3, 20.1 and 21.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, repair and preserve the Premises and all Leasehold Improvements, Tenant Changes, and any alterations, additions and property therein in first-class condition and repair, reasonable wear and tear excepted. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class workmanlike manner, by such contractor(s) selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

        13.3 Landlord's Repair Obligations. Notwithstanding the provisions of Subparagraph 13.2 above to the contrary, Landlord shall, as part of the Operating Expenses, repair and maintain in a good condition (a) the Building's shell and other structural portions of the Building (including the roof and foundations), (b) the basic plumbing, heating, ventilating, air conditioning, sprinkler and electrical systems within the Building's core and (c) the Common Areas; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance and repairs.

        13.4 Tenant's Waiver; Self-Help. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature); provided, however, subject to the termination rights set forth in Paragraphs 20 and 21, if Landlord fails to perform any maintenance or repair work required pursuant to Subparagraph 13.3 within twenty (20) days after Landlord receives Tenant's written notice of the need for such repairs (or such period of time in excess of twenty (20) days as is reasonably necessary based upon the nature of such work), and if such failure to repair unreasonably interferes with Tenant's use of or access to the Premises, then Tenant shall be permitted to make such repairs, using the Building's contractors or such other contractors reasonably approved by Landlord, upon delivery of an additional two (2) business days' prior written notice to Landlord indicating that Tenant will be undertaking such repairs, and Tenant shall be entitled to recover from Landlord the actual reasonable costs of such repairs made by Tenant.

14. ALTERATIONS.

        14.1 Tenant Changes; Conditions. After installation of the initial Leasehold Improvements for the Premises pursuant to Exhibit "D," Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "Tenant Changes") subject to and upon the following terms and conditions:

                (a) Notwithstanding any provision in this Paragraph 14 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, or detrimentally affect any equipment or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

                (b) Before proceeding with any Tenant Change which is not otherwise prohibited in Subparagraph 14.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld, conditioned or delayed. However, Landlord's prior approval shall not be required for any Tenant Change (i) which, when combined with all of Tenant's other Tenant Changes over a twelve-month period do not, in the aggregate, cost more than Twenty Thousand Dollars ($20,000.00); (ii) provided that Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; and (iii) further provided that Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Subparagraph 14.1.

                (c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor, Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) before proceeding with any Tenant Change, provide Landlord with ten (10) days' prior written notice thereof; and (iii) pay to Landlord, within fifteen (15) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Paragraph 23 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Subparagraph 22.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Tenant Change.

                (d) Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes, within fifteen (15) business days after Tenant's receipt of invoices either from Landlord or such consultants.

                (e) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class and workmanlike manner; (iii) in compliance with all laws, rules, and regulations of all governmental agencies and authorities; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

                (f) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 22 of this Lease.

        14.2 Removal of Tenant Changes and Leasehold Improvements. All Tenant Changes and the initial Leasehold Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease. Landlord's consent to the initial Leasehold Improvements shall relieve Tenant of any obligation to remove such Leasehold

Improvements at the expiration or sooner termination of this Lease, unless, at the time Landlord consents to such Leasehold Improvements, Landlord indicates that it will require removal of such Leasehold Improvements on the expiration or sooner termination of this Lease. If Tenant so desires, Tenant may, prior to making any Tenant Changes (regardless of whether Landlord's consent to such Tenant Changes is required), request Landlord to notify Tenant, in writing, within ten (10) days following receipt of Tenant's request, as to whether Landlord will require the removal of such Tenant Changes and restoration of the Premises to the condition which existed prior to the performance of any such Tenant Changes. If Landlord fails to respond to Tenant's request, in writing, within such ten (10) day period, Landlord shall be deemed to have elected to require that such Tenant Changes not be removed and the Premises restored as of the expiration or sooner termination of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

        14.3 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

        14.4 Tenant's Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease substantially all of its personal property, or any items of Leasehold Improvements or Tenant Changes identified by Landlord for removal pursuant to Subparagraph 14.2 above, Landlord may, after Tenant's continued failure after ten (10) days written notice to Tenant, and at its option, treat such failure as a hold over pursuant to Subparagraph 11.2 above, and/or may (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon an additional ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

15. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within ten (10) days after filing thereof, such failure shall be deemed a material breach by Tenant under this Lease, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within fifteen
(15) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.


16. ASSIGNMENT AND SUBLETTING.

        16.1 General. Assignment or encumbrance of all or any part of this Lease, and any sublease of all or any part of the Premises, shall only be permitted, in conformance with the provisions of this Paragraph 16.

        16.2 Restriction on Transfer. Subject to the provisions of Subparagraphs 16.3, 16.4, 16.5 and 16.6, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like shall sometimes be referred to as a "Transfer"). Any Transfer without Landlord's consent (except for a Transfer pursuant to Subparagraph 16.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. For purposes of this Paragraph 16, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Paragraph 16. Notwithstanding the foregoing, the immediately preceding sentence shall not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market. Notwithstanding anything to the contrary set forth herein, Tenant may sublet up to four (4) separate offices to sole practitioners without Landlord's prior written consent.

        16.3 Landlord's Options. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by an independent accounting firm, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Landlord shall have the option, exercisable by written notice delivered to Tenant within ten (10) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to approve or disapprove such Transfer, which approval shall not be unreasonably withheld, conditioned or delayed.

        16.4 Additional Conditions; Excess Rent. If Landlord approves of the proposed Transfer pursuant to Subparagraph 16.3 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

                (a) The Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another ten
(10) days after receipt thereof to make the election in Subparagraph 16.3);

                (b) No Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

                (c) No Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

                (d) In the event of an approved assignment or sublease, Tenant and Landlord shall each be entitled to retain fifty percent (50%) of the Profits actually received by Tenant. The following shall constitute the definition of "Profits:" The gross revenue received from the assignee during the assignment or sublessee during the sublease term with respect to the space covered by the assignment or sublease ("Transferred Space") less (i) the gross revenue owing Landlord by Tenant pursuant to this Lease for such Transferred Space (if such Transferred Space is less than the Premises, the revenue owing Landlord for the Premises shall be equitably apportioned to determine the amount of such revenue applicable to the Transferred Space); (ii) any improvement allowance or tenant inducement for the benefit of such assignee or sublessee (provided such party is not affiliated with Tenant); (iii) broker's commissions paid with respect to such assignment or sublease; and (iv) reasonable attorneys' fees incurred in effectuating such assignment or sublease; provided, however, such costs in (i) through (iv) above shall be amortized over the term of such assignment or sublease.

        16.5 Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 16.3 shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term; (b) the proposed Transferee is an existing tenant of the Project or is presently negotiating with Landlord (unless Landlord cannot accommodate the space requirement of the proposed Transferee within a reasonable time frame) for space in the Project; (c) the proposed Transferee is a governmental entity; (d) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Paragraph 8 hereof, or
(ii) violates any exclusive use granted by Landlord to another tenant in the Project; (e) the Transfer would likely result in a significant increase in the use of the parking areas or Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (f) the Transferee does not have the reasonable financial capability to fulfill the obligations imposed by the Transfer; (g) the Transferee is not in Landlord's reasonable opinion of reputable or good character or consistent with Landlord's reasonably desired tenant mix; or (h) the Transferee is a real estate developer or is acting directly or indirectly on behalf of a real estate developer.

        16.6 Permitted Transfers. Notwithstanding the provisions of this Paragraph 16 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, without paying any fees to or splitting any amounts received with Landlord, without Landlord's consent to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant's business as a going concern (collectively, "Permitted Transfers"), provided that: (a) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (b) Tenant remains fully liable under this Lease; (c) the use of the Premises under Paragraph 8 of this Lease remains unchanged; and
(d) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Paragraph 16.

        16.7 No Release. No Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee.

                However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

        16.8 Administrative and Attorneys' Fees. If Tenant requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00). Acceptance of the administrative fee shall in no event obligate Landlord to consent to any proposed Transfer.

17. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last nine (9) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent, provided such entry by Landlord or its employees and agents is reasonable in manner and duration. Landlord shall provide Tenant with reasonable notice prior to any entry into the Premises for purposes of inspection, exhibition, posting notices or making alterations, but no prior notice shall be required for any entry for providing janitorial services, relamping, recurring maintenance work or responding to emergencies. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent, provided that Landlord reasonably entered the Premises for a permitted purpose. Any repairs to the Premises necessitated on account of any such entry by Landlord shall be Landlord's responsibility, unless such repairs result from Tenant's failure to provide Landlord with properly labeled keys for the Premises. Nothing in this Paragraph 17 shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly required in this Lease to be performed by Landlord.

18. UTILITIES AND SERVICES.

        18.1 Standard Utilities and Services. Subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services in a manner consistent with other comparable Class A quality office buildings located in South Orange County, the costs of which shall be included in Operating Expenses, unless otherwise specified below (Landlord reserves the right to adopt non-discriminatory modifications and additions to the following provisions from time to time so long as such modifications do not materially decrease the level of service provided to Tenant):

                (a) Landlord shall make available for Tenant's non-exclusive use, the non-attended passenger elevator facilities of the Building, seven days per week, 24 hours per day. Tenant shall have access to the Premises seven (7) days per week, 24 hours per day.

                (b) Landlord shall furnish during "Business Hours" heating, ventilation and air conditioning ("HVAC") for the Premises as required in Landlord's judgment for the comfortable and normal occupancy of the Premises. For purposes of this Subparagraph 18.1, the "Business Hours" shall mean 7:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1PM on Saturday (except holidays). The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Paragraph 18. Such work shall be charged at hourly rates equal to then-current journeyman's wages for HVAC mechanics. If Tenant desires HVAC at any time other than during Business Hours, Landlord shall provide such "after-hours" usage after twenty-four (24) hours advance request by Tenant, and Tenant shall pay to Landlord, as additional rent (and not as part of the Operating Expenses) the actual cost on an average hourly basis (including Landlord's reasonable administrative costs of ten percent (10%) of such actual costs, which shall be excluded from Operating Expenses), as reasonably and fairly determined by Landlord from time to time, of such after-hours usage. Landlord agrees that it shall use reasonable efforts to accommodate Tenant's requests for after-hours HVAC service on less than twenty-four (24) hours prior notice whenever possible.

                (c) Landlord shall furnish to the Premises 24 hours per day, reasonable quantities of electric current for fluorescent and incandescent lighting, and task ambient lighting and for normal office equipment in quantities and intensity of use which is customary and reasonable for normal office tenants (collectively "Customary Uses"). Landlord shall have the right to require that any raised-floor computer facility portions of the Premises, any uninterrupted power supply circuits and any other circuits serving computers, equipment or facilities which are not Customary Uses (collectively, "Separately Metered Portions") shall be separately metered, and that the actual costs for all such separately metered electrical consumption be paid by Tenant either directly to the utility company, or to Landlord, as Landlord elects, which charges shall be excluded from Operating Expenses. If required, Landlord shall pay for the actual cost of said meters and the installation of said meters. In no event shall Tenant's use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Landlord shall also furnish hot and cold water to the Premises 24 hours per day for drinking and lavatory purposes, in such quantities as required in Landlord's reasonable judgment for the comfortable and normal use of the Premises. If Tenant requires or consumes water in excess of what is considered reasonable or normal by Landlord, Landlord may require Tenant to pay to Landlord, as additional rent, the cost as fairly determined by Landlord incurred for such excess usage.

                (d) Landlord will pay for electricity to reasonable industry standard for similar business usage, excluding the HVAC.

                (e) Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time, which standards shall be consistent with the standards typical for comparable Class A quality office buildings located in the South Orange County area. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished to rooms which are locked unless a key is furnished to Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as reasonably determined by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

                (f) Landlord may provide security service or protection in the Building, in a manner consistent with other comparable Class A quality office buildings located in the South Orange County office market from the Commencement Date through the Term.

                (g) At Landlord's option, and subject to the provisions of Subparagraph 18.1(c), above, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant's consumption of such utilities, including any after-hours and extraordinary usage described above.

        18.2 Tenant's Obligations. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable and non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose without first obtaining Landlord's written consent. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

        18.3 Failure to Provide Utilities. Landlord's failure to furnish any of the utilities and services described in Subparagraph 18.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord, unless caused by Landlord's gross negligence or willful misconduct, or as otherwise set forth in this Lease: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20.3 and 21.2 if such failure is a result of a damage or taking described therein), except as otherwise set forth in this Lease, no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Notwithstanding the foregoing, if Tenant is prevented from using, and does not use, the Premises or any portion thereof due to damage, destruction, failure of Landlord to provide essential services, or any other failure to provide access to the Premises or any portion thereof:
(a) for a period of two (2) consecutive business days or ten (10) days in any consecutive twelve (12) month period, then Tenant's rent shall be abated and/or reduced beginning on the date that Tenant is prevented from using, and does not use the Premises in a proportionate amount for rent to be charged until the first day after such interruption ends; and (b) for a period of ninety (90) consecutive days then Tenant shall have the right to terminate this Lease upon written notice to Landlord if Landlord has failed to cure same within ninety
(90) days.

19. INDEMNIFICATION AND EXCULPATION.

        19.1 Tenant's Indemnification of Landlord. Tenant shall be liable for, and shall indemnify, defend and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (a) any negligent act or negligent omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or invitees (collectively, "Tenant Parties"); (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Site; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. The foregoing provisions of this section shall not however be deemed to exculpate Landlord from damages, costs or liabilities resulting from the sole negligence or willful misconduct of Landlord, its employees, agents or contractors (collectively, "Landlord's Parties").

        19.2 Landlord's Indemnification. Subject to the limitation on Landlord's liability set forth in Paragraph 34 below, Landlord shall be liable for, and shall indemnify, defend and hold Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "Tenant Indemnified Parties") harmless from and against, any injury to persons or damage to property located on the Premises or Site to the extent such damage or injury arises or results from (a) the negligence or willful misconduct of Landlord, its agents or employees and/or (b) the default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such injury or damage indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

        19.3 Survival; No Release of Insurers. Tenant's and Landlord's indemnification obligations under Subparagraphs 19.1 and 19.2, respectively, shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Subparagraph 19.1 above, and Landlord's covenants, agreements and indemnification in Subparagraph 19.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease.

20. DAMAGE OR DESTRUCTION.

        20.1 Landlord's Rights and Obligations. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will or would receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration had Landlord carried the insurance required to be carried by Landlord pursuant to this Lease (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20.2 below), or should Landlord be a self-insurer for such casualty and such casualty would have been covered by the insurance required under this Lease had Landlord not elected to self-insure for such risk, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part(s) of such Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord's contractor reasonably estimates that such work of repair, reconstruction and restoration will require longer than one hundred fifty (150) days to complete, or Landlord will not receive insurance proceeds even though Landlord carried the insurance required to be carried by Landlord pursuant to this Lease (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Building and

Premises damaged by such casualty (including the Leasehold Improvements and any Tenant Changes insured by Landlord pursuant to Subparagraph 14.1(c)), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate provided all leases for all similarly situated tenants in similar situations are also terminated.

                Under any of the conditions of this Subparagraph 20.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within thirty (30) days after the occurrence of such casualty. Landlord shall, within ten (10) business days after the execution of this Lease by Landlord and Tenant, supply Tenant with a list of the names of individuals to contact and their phone numbers in the event of damage, destruction or disaster, as well as all plans and specifications for the Building to enable Tenant to perform Inspections (as defined below) and restoration, as applicable. If the Premises or any part of the Building is damaged by fire or other casualty, Landlord shall begin the process of inspection (" Inspection") within two (2) business days of the occurrence of the casualty. If Landlord fails to begin Inspection within said two (2) business days, then upon 24 hours written notice to Landlord, Tenant shall have the right to begin Inspection as it relates to Tenant's occupancy and use of the Premises, access to the Premises and parking, at the cost and expense of Landlord. Landlord shall, on reasonable prior written notice to Tenant, have the right to take over such Inspection, provided that Landlord takes over such Inspection promptly, and diligently and in good faith prosecutes same to completion. In all cases where Tenant has the right to inspect at Landlord's cost (whether or not Landlord takes over the Inspection), Landlord shall reimburse Tenant for all of Tenant's out-of-pocket costs of Inspection within ten (10) business days of Landlord's receipt of written request and invoices for same from Tenant. Landlord shall have twenty-four (24) hours to review and comment on the Inspection conclusions prepared by Tenant's Inspection team. After the expiration of said twenty-four (24) hours, Tenant may proceed with occupancy and/or restoration at the cost and expense of Landlord. Landlord shall, on reasonable prior written notice to Tenant, have the right to take over such restoration, provided that Landlord takes over such restoration promptly, and diligently and in good faith prosecutes same to completion. In all cases where Tenant has the right to restore at Landlord's cost (whether or not Landlord takes over the restoration), Landlord shall reimburse Tenant for all of Tenant's out-of-pocket costs of restoration within ten (10) business days of Landlord's receipt of written request and invoices for same from Tenant. Tenant shall assume full responsibility for any and all restoration and repairs performed by Tenant; provided that except to the extent of any negligence or willful misconduct by Tenant, Tenant's responsibility shall be limited to Tenant's employees, contractors, customers and agents, and shall not extend to any other tenants or other individuals or entities in the Building or Project. If the City of Lake Forest prohibits further occupancy of all or part of the Building, Tenant shall be entitled to use whatever means as necessary under the circumstances to promptly remove Tenant's personal property and fixtures from the Premises.

        20.2 Tenant's Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Leasehold Improvements in the Premises but only to the extent that such items are not covered by Landlord's casualty insurance obtained by Landlord pursuant to Paragraph 23 below (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.

                If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Subparagraphs 14.1(c) and/or 22.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items, but only to the extent that Landlord is required to or elects to reconstruct the same for Tenant's use as provided in this Lease.

        20.3 Abatement of Rent. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof for five (5) consecutive business days (the "Eligibility Period"), then the rent shall be abated or reduced, as the case may be, during the period after the expiration of the Eligibility Period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the Rentable Square Feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Square Feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent.

        20.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Paragraph 20, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Subparagraph 20.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Subparagraph 20.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any acts of God, war, governmental restrictions, and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant provided all leases for all similarly situated tenants in similar situations are also terminated.

        20.5 Damage Near End of Term. In addition to its termination rights in Subparagraphs 20.1 and 20.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

        20.6 Tenant's Termination Right. Upon the occurrence of any damage or destruction to the Building which materially affects Tenant's ability to use the Premises, Landlord shall provide to Tenant a written notice of Landlord's contractor's reasonable estimate of the time required to complete the repair and restoration of such damage or destruction (the "Time Estimate"). If the Time Estimate estimates that such repair and restoration will take more than) two hundred seventy (270) days to complete (measured from the date of occurrence of such damage or destruction) Tenant may elect to terminate this Lease upon written notice to Landlord, which notice shall be given, if at all, within twenty (20) days following Tenant's receipt of the Time Estimate. If Tenant fails to deliver notice of Tenant's election to terminate this Lease to Landlord within such twenty (20) day period, Tenant shall not have any right to terminate this Lease as a result of such damage or destruction. Once such notice has been delivered, if this Lease is not terminated thereby, as long as Landlord has not elected to terminate as otherwise allowed by the above provisions of this Paragraph 20, Landlord shall proceed to undertake its repair and restoration obligations under this Paragraph 20 and Tenant shall not have the right to terminate this Lease as a result of the occurrence of such damage or destruction, and Landlord agrees to use diligent efforts to complete the restoration work in a timely manner.

        20.7 Waiver of Other Termination Rights. The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting Tenant to terminate this Lease as a result of any damage or destruction) are hereby expressly waived by Tenant, and Tenant's only termination rights relating to damage to or destruction of the Premises shall be as set forth in Subparagraph 20.1, 20.4, 20.5 and 20.6 above.

21. EMINENT DOMAIN.

        21.1 Substantial Taking. Subject to the provisions of Subparagraph 21.4 below, in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

        21.2 Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Site shall be taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty
(30) days' prior written notice to Tenant as long as Landlord also terminates leases of other tenants leasing comparably sized space within the Building for comparable lease terms.

        21.3 Condemnation Award. Subject to the provisions of Subparagraph 21.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking, and for any Leasehold Improvements and Tenant Changes which remain Tenant's property as of the expiration or sooner termination of this Lease (if any).

        21.4 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. For purpose of this Subparagraph 21.4, a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

22. TENANT'S INSURANCE.

        22.1 Types of Insurance. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance in connection with Tenant's use or occupancy of the Site and the
Premises:

                (a) All Risk insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and the Tenant Changes to the extent required under Subparagraph 14.1(c) above, (but excluding the initial Leasehold Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Tenant's insurer shall govern.

                (b) Commercial general liability insurance coverage, insuring Tenant's activities at or otherwise affecting the Project, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Paragraph 19 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability (maybe on separate policies), and owned/non-owned auto liability (maybe on separate policies), with initial limits as follows: general aggregate-not less than Two Million Dollars ($2,000,000.00), and per occurrence-not less than Two Million Dollars ($2,000,000.00). The limits of liability of such commercial general liability insurance shall be Z increased, if adjusted at all, every five (5) years during the Term of this Lease to an amount reasonably required by Landlord. Tenant may use an umbrella policy to meet the limits.

                (c) Workers' compensation insurance, in statutory amounts and limits, and employer's liability insurance with limits as follows: bodily injury each accident--not less than One Million Dollars ($1,000,000.00), bodily injury/disease each employee--not less than One Million Dollars ($1,000,000.00), and a bodily injury/disease policy limit of not less than One Million Dollars ($1,000,000.00).

                (d) Business Income insurance in such amount as will reimburse Tenant for loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

                (e) Any other form or forms of insurance which are customarily required by landlords of other comparable Class A quality office buildings located in the South Orange County office market.

        22.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A- in the most recent version of Best's Key Rating Guide; (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Twenty-five Thousand Dollars ($25,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Paragraph 24 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any cancellation thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Paragraph 22). Tenant shall cause replacement policies or certificates to be delivered to Landlord prior to the expiration of any such policy or policies, or within five (5) business days following the expiration of any such policy or policies if not available until then. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant, subject to Subparagraph 22.3, below, shall be deemed to have self-insured for same. If Tenant does not furnish the required policy(ies) and does not satisfy the requirements imposed by Subparagraph 22.3, Tenant shall be deemed to be in material default under this Lease, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

        22.3 Landlord's and Tenant's Rights to Self-Insure. Notwithstanding anything herein to the contrary, provided that Tenant maintains a net worth of at least One Hundred Million Dollars ($100,000,000.00), Tenant may self-insure for any or all of its insurance obligations hereunder. If Tenant does so self-insure, all obligations and waivers that would be applicable had Tenant actually obtained all of the insurance required under this Paragraph 22 (including, without limitation, the waiver of subrogation) will be applicable. Notwithstanding anything herein to the contrary, provided that Landlord maintains a net worth of at least One Hundred Million Dollars ($100,000,000.00), Landlord may self-insure for any or all of its insurance obligations hereunder. If Landlord does so self-insure, all obligations and waivers that would be applicable had Landlord actually obtained all of the insurance required under Paragraph 23 (including, without limitation, the waiver of subrogation) will be applicable. Landlord shall have the right to self-insure provided the cost of said self-insuring is not assessed against the Project at a rate higher than an "A" rated insurer would have charged.

23. LANDLORD'S INSURANCE. During the Term, Landlord shall be required to insure the Building, the Premises, the Leasehold Improvements initially installed in the Premises pursuant to Exhibit "D" and certain Tenant Changes to the extent described in Subparagraph 14.1 (c) above (excluding, however, Tenant's furniture, equipment and other personal property and those Tenant Changes which Tenant is obligated to insure pursuant to the provisions of Subparagraphs 14.1(c) and 22.1(a) above) against damage by fire and standard extended coverage perils and general liability insurance, in such reasonable amounts and with such reasonable deductibles as are customarily carried by landlords of comparable Class A quality office buildings located in the South Orange County office market. At Landlord's option, such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable, including rental interruption insurance to the extent commercially reasonable. The cost of insurance obtained by Landlord pursuant to this Paragraph 23 shall be included in Operating Expenses. If Landlord elects to self-insure for any of the risks for which Landlord is required to maintain under this Lease, Landlord shall so notify Tenant, in writing, no less than twenty (20) days prior to the date on which such self-insurance program is to become effective. With respect to the general liability insurance initially obtained by Landlord, such insurance shall be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X and policyholder rating A- in the most recent version of Best's Key Rating Guide, and shall include a deductible amount of not greater than One Hundred Thousand Dollars ($100,000.00).

24. WAIVERS OF SUBROGATION.

        24.1 Mutual Waiver of Parties. Landlord and Tenant hereby waive their rights against each other as well as the officers, partners, directors, employees, agents and authorized representatives of Landlord and Tenant with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from
(a) risks to the extent insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage, loss and/or injury, or (b) risks to the extent the same would have been covered under any insurance to the extent required to be obtained and maintained by Landlord or Tenant (as the case may be) under Paragraphs 22 and 23 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease. In the event that either party elects to self-insure for any of the risks for which the self-insuring party is required to carry property insurance under this Lease, then the self-insuring party shall provide the other party with a commercially reasonable form of written release agreement which provides the other party with a release of liability to the same extent and for the same risks as would be afforded to the other party under a waiver of subrogation under an insurance policy covering the risks for which the self-insuring party has elected to self-insure; provided that such release shall be effective upon such self-insurance, even without such a written release.

        24.2 Waiver of Insurer. Each party shall cause each insurance policy required to be obtained by it pursuant to Paragraphs 22 and 23 (excluding Tenant's worker's compensation insurance) to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, and against the officers, employees, agents, partners and authorized representatives of Landlord and Tenant in connection with any claims, losses and damages covered by such policy. If either party fails to maintain insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

25. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

        25.1 Tenant's Default. Tenant shall not be in default under the Lease unless and until it receives written notice of any alleged breach of the Lease (if notice is required below) and all applicable cure and notice periods have expired. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

                (a) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder within five (5) business days following Tenant's receipt of written notice from Landlord that such payment is due;

                (b) the failure by Tenant to timely perform any of those covenants described in Paragraphs 8.2, 15, 22.2 and 27 of this Lease (which Paragraphs expressly provide for specific notices and cure periods and provide that Tenant's failure to comply with the requests or notices within the time periods provided therein shall be deemed a default by Tenant under this Lease without any additional notice or cure periods);

                (c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraphs 25.1(a) or (b) above, where such failure shall continue for a period of twenty (20) days after Tenant's receipt of written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the nature of Tenant's default is such that more than twenty
(20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord (but provided, however, that if the default does not materially physically harm the Building or any other part of the Site and it is objectively impossible to complete such cure within sixty (60) days [excluding impossibility due to Tenant's financial inability to perform], Tenant shall so notify Landlord and shall advise Landlord of the actual time period reasonably necessary to effect such cure, and shall effect such cure within the actual time period reasonably necessary to not be in default if Tenant effects such cure); and

                (d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

        25.2 Landlord's Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

                (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                (b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Leasehold Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

                As used in Subparagraphs 25.2(a) and 25.2(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Subparagraph 1.18. As used in Subparagraph 25.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        25.3 Landlord's Remedies; Re-Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Subparagraph 14.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

        25.4 Landlord's Remedies; Continuation of Lease. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Subparagraph 25.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Subparagraph 25.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

        25.5 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 25 and elsewhere in this Lease (including Paragraph 29 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 25 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

        25.6 Arbitration. Should a dispute arise between the parties regarding any matter described above, then except with respect to actions for unlawful or forcible detainer, either party may cause the dispute to be submitted to JAMS/ENDISPUTE ("JAMS") in Orange County, California, for binding arbitration. However, each party reserves the right to seek a provisional remedy by judicial action. No arbitration election by either party pursuant to this subparagraph shall be effective if made later than thirty (30) days following service of a judicial summons and complaint by or upon such party concerning the dispute. The arbitration shall be conducted in accordance with the rules of practice and procedure of JAMS and otherwise pursuant to the California Arbitration Act (Code of Civil Procedure Section 1280 et seq.). The arbitrator shall apportion the costs of the arbitration, together with the attorneys' fees of the parties, in the manner deemed equitable by the arbitrator, it being the intention of the parties that the prevailing party ordinarily be entitled to recover its reasonable costs and fees. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction

26. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; and (b) Tenant's rights and remedies hereunder shall be limited to the extent (I) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Paragraph 34 hereof.

27. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). As a condition precedent to the effectiveness of any such subordination of this Lease to any future ground or master leases or the lien of any future mortgages or deeds of trust, Landlord shall provide to Tenant a commercially reasonable non-disturbance and attornment agreement in recordable form in favor of Tenant in a mutually acceptable form executed by such future ground lessor, master lessor, mortgagee or deed of trust beneficiary, as the case may be, which shall provide that Tenant's quiet possession of the Premises shall not be disturbed on account of such subordination to such future lease or lien so long as Tenant is not in default beyond any applicable cure period under any provisions of this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within fifteen (15) business days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within said 15 business day period. Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Subparagraph 25.1 above.

                Landlord further agrees that it shall obtain and deliver to Tenant, within fifteen (15) business days of the execution of this Lease by Landlord and Tenant, a commercially reasonable non-disturbance and attornment agreement in recordable form in favor of Tenant in a mutually acceptable form executed by each and every existing mortgagee of a mortgage or beneficiary of a deed of trust encumbering all or any portion of the Building or Site, and any lessor of any ground or master lease affecting all or any portion of the Building or Site, which shall provide that Tenant's quiet possession of the Premises shall not be disturbed on account of such mortgage, deed of trust, ground lease or master lease or the foreclosure (or sale in lieu thereof) or termination of same so long as Tenant is not in default beyond any applicable notice and cure period under any provisions of this Lease. For purposes hereof, any non-disturbance and attornment agreement in a form customarily utilized by a reputable bank or similar financial institution is hereby approved by Tenant and Landlord.

28. ESTOPPEL CERTIFICATE.

        28.1 Tenant's Obligations. Within twenty (20) business days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit "G" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord (which matters may be certified to the best of Tenant's knowledge to the extent such matters are not capable of being objectively known to Tenant with certainty). Landlord's request for such an estoppel certificate shall be delivered to Tenant and to Tenant's Law Department (provided Tenant has supplied Landlord with a current address for Tenant's Law Department) by certified or express mail or by overnight delivery service (such as Federal Express), with other copies provided in the manner specified in this Lease for delivery of notices. Any such estoppel certificate delivered pursuant to this Subparagraph 28.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

        28.2 Tenant's Failure to Deliver. Tenant's failure to deliver such estoppel certificate within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance; and (c) not more than one (1) month's rental has been paid in advance.

29. PERFORMANCE BY TENANT; INTEREST AND LATE CHARGES.

        29.1 Landlord's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent unless as otherwise stated elsewhere in this Lease. If Tenant shall fail to pay any sum of money (other than Annual Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for five business (5) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) business days after Tenant's receipt of demand therefor as additional rent. The foregoing rights are in addition to any and all remedies available to Landlord upon Tenant's default as described in Paragraph 25.

        29.2 Interest. If any monthly installment of Annual Basic Rent or Excess Expenses, or other amount payable by Tenant or Landlord hereunder is not received by the other party within ten (10) days after the date when due, it shall bear interest at the Interest Rate set forth in Subparagraph 1.19 from the date due until paid.

        29.3 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Site. Accordingly, if any monthly installment of Annual Basic Rent or Excess Expenses or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue amount as a late charge. Notwithstanding the foregoing, with respect to the first late charge against Tenant during each calendar year, Landlord shall waive such late charge. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

30. CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor the same opportunity to cure the default as is afforded Landlord pursuant to this Lease.

31. TRANSFER OF OWNER'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance to the extent the transferee expressly assumes the same. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

32. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

33. PARKING.

        33.1 Tenant's Parking Spaces. During the Term of this Lease (as the same may be extended or renewed), Landlord shall provide to Tenant the number of parking spaces specified in Subparagraph 1.21 hereof for use by Tenant's employees or a nonexclusive basis in the common parking areas for the Building within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify, on a non-discriminatory basis, the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided, on a non-discriminatory basis, the number of parking spaces designated in Subparagraph
1.21. Tenant and its employees shall be provided access to the parking areas for the Project seven (7) days a week and twenty-four (24) hours per day. Throughout the entire Lease Term (as the same may be extended and/or renewed) the parking spaces provided to Tenant as specified in Subparagraph 1.21 and visitor parking for Tenant's guests and invitees shall be free of charge. However, all costs of operating, maintaining and repairing the parking areas shall be included as Operating Expenses.

        33.2 Visitor Parking. In addition to such parking spaces for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors, subject to availability of spaces.

        33.3 Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations attached hereto as Exhibit "H" and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant's parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks and vans. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

34. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited to the fair market value of Landlord's equity interest in the Site. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord, nor shall this Paragraph 34 be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant at law, in equity or under this Lease. Notwithstanding the foregoing, should Landlord elect to self-insure for any of the risks for which insurance is required to be carried by Landlord under this Lease, the limitation of liability provided in this Paragraph 34 shall not apply to the extent that: (a) Tenant has a claim against Landlord for sums that would have been paid by Landlord's insurance had Landlord carried such insurance; and
(b) the value of Landlord's interest in the Site and the proceeds therefrom is insufficient to satisfy such claim.

35. HAZARDOUS MATERIALS.

        35.1 Tenant's and Landlord's Covenants. In addition to its other obligations under this Lease (including Paragraph 8 hereof), Tenant covenants to comply with all applicable laws relating to Hazardous Materials with respect to the Premises, the Building and the Site. Except for general office supplies typically used in an office area in the ordinary course of business (such as copier toner, liquid paper, glue, ink, and cleaning solvents), for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and the highest standards prevailing in the industry for such use, and then only in such amounts as may be normal for the office business operations conducted by Tenant on the Premises, neither Tenant nor any Tenant Parties (as defined in Subparagraph 19.1) shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Site.

Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building, Site and Project to the condition existing prior to the introduction of any such Hazardous Materials by Tenant or any Tenant Parties, provided Landlord's approval of such actions shall first be obtained, except in the case of an emergency, in which case Tenant shall notify Landlord of such actions as soon as is reasonably possible. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Material. In addition to its other obligations under this Lease, Landlord covenants to comply with all applicable laws relating to Hazardous Materials with respect to the Premises, the Building and the Site. Except for general office supplies typically used in an office area in the ordinary course of business, except for petroleum, oils, and other items used in connection with the operation of automobiles and other equipment, and except for common and customary construction materials (including, without limitation, solvents, lubricants, fuels, mastics and adhesives) and common cleaning and janitorial supplies reasonably necessary for the maintenance, operation, repair and improvement of the Project, Building and the Site, for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and reasonable prudent standards prevailing in the industry for such use, and then only in such amounts as may be normal for the office business operations conducted by Landlord on the Site, neither Landlord nor any of Landlord's partners, officers, contractors, directors or employees (collectively, "Landlord Parties") shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Site in violation of any restrictions or limitations contained in this Lease or applicable law. In addition, neither Landlord nor any Landlord Parties shall allow any noxious, toxic or irritating gases, vapors, liquids, or solid materials (collectively, "Noxious Substances"), or, except as expressly permitted by this Paragraph 35, Hazardous Materials, to be released into, flow or seep into, or be placed into the Premises. Landlord shall promptly take all actions, at its sole cost and expense, as are necessary to maintain the Premises, Building, Site and Project in the condition existing prior to the introduction of any such Hazardous Materials and/or Noxious Substances by Landlord or any Landlord Parties. Landlord shall promptly provide Tenant with any notices relating to Hazardous Materials which Landlord is obligated to provide Tenant under applicable laws. In addition, neither Tenant nor any Tenant Parties shall allow any Noxious Substances or, except as expressly permitted by this Paragraph 35, Hazardous Materials, to be released into, flow or seep into, or be placed into the Premises. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to maintain the Premises, Building, Site and Project in the condition existing prior to the introduction of any Hazardous Materials and/or Noxious Substances by Tenant or any Tenant Parties. Tenant shall promptly provide Landlord with any notices relating to Hazardous Materials which Tenant is obligated to provide Landlord under applicable laws. To Landlord's actual knowledge, the Site does not contain any Hazardous Materials as of the date of this Lease, except as permitted by this subparagraph 35.1

        35.2 Indemnities. Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) which arise during or after the Term of this Lease as a result of Tenant's breach of any of the obligations and covenants set forth in Subparagraph 35.1 above, and/or any contamination of the Premises, Building, Site or Project directly or indirectly arising from the activities of Tenant or any Tenant Parties. Tenant shall not be responsible for any costs or expenses relating the remediation or cleanup of Hazardous Materials which were located on, under or about the Project prior to the date of this Lease or which are placed or discharged on or about the Project by Landlord, Landlord's employees, contractors or agents or any individual or entity other than Tenant or one or more Tenant Parties (collectively referred to as "Non-Tenant Conditions"). Landlord agrees to indemnify, defend (with counsel reasonably approved by Tenant) and hold Tenant harmless from any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including any and all sums paid for defense or settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the Lease Term from or in connection with Landlord's breach of any of the obligations and covenants set forth in Subparagraph 35.1 above. The Landlord will fully indemnify and hold harmless Tenant from all costs and expenses, including attorneys' fees, that Tenant may incur as a result of the presence of or release of hazardous substances on the property prior to the effective date of the tenancy. In addition, if Tenant is prevented from using, and does not use, the Premises or any portion thereof due to the existence of any Non-Tenant Conditions and/or as a result of Landlord's breach of any of the obligations and covenants set forth in Subparagraph 35.1 above, (a) then Tenant's rent shall immediately be abated and/or reduced beginning on the date that Tenant is prevented from using, and does not use the Premises or any portion thereof in a proportionate amount for rent to be charged until the first day after the date that Tenant is again reasonably able to use One Hundred Percent (100%) of the Premises; and (b) if Tenant is prevented from using, and does not use, the Premises or any portion thereof as specified above, for a period of one hundred fifty (150) consecutive days or two hundred seventy (270) days in any consecutive twelve (12) month period, then Tenant shall have the right to terminate this Lease on thirty (30) days prior written notice to Landlord if Landlord has failed to cure same within said thirty (30) days.

        35.3 Definition of Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" shall mean, collectively, asbestos, any petroleum fuel, and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material" or "toxic pollutant" under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.

        35.4 Survival. The foregoing covenants and indemnities of Tenant and Landlord shall survive the expiration or earlier termination of the Lease.

36. MISCELLANEOUS.

        36.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of California.

        36.2 Successors and Assigns. Subject to the provisions of Paragraph 31 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Paragraph 16, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

        36.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

        36.4 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs) shall be paid by the other party.

        36.5 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         36.6 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

        36.7 Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        36.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

        36.9 Prior Agreements; Amendments. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

        36.10 Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Annual Basic Rent and Excess Expenses under Paragraphs 5 and 6 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

        36.11 Exhibits and Riders. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

        36.12 Signs and Auctions. Except for Tenant's top of building signage facing Towne Centre Drive and Tenant's Eyebrow sign facing the 241 Corridor, on the building, as approved by Landlord, building directory signage in the main building lobby and identity sign on the entry doors of the Premises, Tenant shall have no right to place any sign upon the Premises, the Building, Site or Project or which can be seen from outside the Premises. In addition, Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site. In addition, should Landlord provide a tenant monument sign for the building or project, Tenant shall have the right to identification on said monument sign.

        36.13 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

        36.14 Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than one (1) time in any calendar year), Tenant shall deliver to Landlord
(a) a current annual report, or if not applicable, financial statement of Tenant, and (b) annual reports, or if not applicable, financial statements of Tenant for the two (2) years prior to the current financial statement year. Such annual report or statements shall be prepared in accordance with generally accepted accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

        36.15 Tenant's Authority. If Tenant executes this Lease as a partnership, limited liability company or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership, limited liability company or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), operating agreement (if Tenant is a limited liability company) or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

        36.16 Landlord's Lien Waiver. If Tenant desires to purchase subject to a security interest, lease or obtain a loan secured by Tenant's personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith waiving Landlord's lien rights to such personal property, Landlord agrees to execute such a lien waiver on Landlord's standard form. Notwithstanding the foregoing, however, if Landlord incurs processing costs (including attorneys' fees) in connection with such reasonable request which exceed $300.00, then Tenant shall reimburse such excess costs to Landlord within fifteen (15) days following Tenant's receipt of invoice(s) therefor. Nothing in this Subparagraph 36.16 shall permit Tenant to encumber its leasehold interest in the Premises.

        36.17 Confidentiality. ALL DOCUMENTS, TERMS, PROVISIONS, AND CONDITIONS RELATING TO THIS LEASE, including, without limitation, all details of Basic Rent, Operating Expenses, and any options (collectively referred to as the "Agreement Details"), ARE CONFIDENTIAL. Tenant, its agents, employees, invitees and representatives shall maintain the strictest confidence regarding the Agreement Details. Under no circumstances shall Tenant, its agents, employees, invitees or representatives discuss or disclose to any other individual or entity (or representative of same) any of the Agreement Details. Further, Tenant shall be solely responsible for and shall indemnify, protect, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, loss of prospective tenants, rents, sales or other business or profits, attorneys' fees, consultant fees and court costs) which arise during or after the term of this Lease as a result of the breach of any of the obligations and covenants set forth in this Subparagraph, and/or any other disclosure by Tenant, its agents, employees, invitees or representatives of any Agreement Details. Tenant's indemnification obligations under this Subparagraph shall survive the expiration or earlier termination of this Lease. This Subparagraph shall not be deemed to prohibit disclosure to the extent that the disclosure is required by law.

        36.18 Waiver of Jury Trial. Landlord and Tenant each acknowledge that it is aware of and has had the advice of counsel of its choice with respect to its right to trial by jury, and each party does hereby expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents, or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this lease, tenant's use or occupancy of the premises, and/or any claim of injury or damage.

        36.19 Reasonableness. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under the Lease.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

"LANDLORD"                          FOOTHILL-OPERON I, LLC, a California limited
                                    liability company


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------

                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------




"TENANT"                            ECLIPSE SURGICAL TECHNOLOGIES,
                                    a California corporation


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------

                                   EXHIBIT "A"

                                    SITE PLAN

                                  EXHIBIT "A-2"

                                 PARKING SPACES

                                   EXHIBIT "B"

                                   FLOOR PLANS

                                   EXHIBIT "C"

                   RENTABLE SQUARE FEET AND USABLE SQUARE FEET

                1. The term "Rentable Square Feet" as used in the Lease shall be deemed to include with respect to the Premises: (a) the total rentable area of the Premises determined by Landlord's architect, including (i) for single tenancy floors, all the area covered by the elevator lobbies, corridors, restrooms, elevator rooms, mechanical rooms, electrical rooms, telephone closets and janitorial closets on such floors, or (ii) for multiple tenancy floors, a pro-rata portion of all of the area covered by the elevator lobbies, corridors, restrooms, elevator rooms, mechanical rooms, electrical rooms, telephone closets and janitorial closets on such floor; plus (b) a pro rata portion of (i) the lobby area on the ground floor of the Building and (ii) the area of the emergency equipment, fire pump equipment, electrical switching gear, elevator rooms, mechanical rooms, electrical rooms, janitorial closets, telephone equipment and mail delivery facilities serving the Building which are not located on any tenant floor. The term "Rentable Square Feet" with respect to the Building shall mean the total rentable area for all floors in the Building computed in accordance with the provisions of Subparagraph 1(a) above, including the entire lobby and other areas described in Subparagraph 1(b) above. The term "Rentable Square Feet" with respect to the Project shall mean the total rentable area for all floors in the Building and the other buildings in the Project, computed in accordance with the provisions of Subparagraph 1(a) above, including the entire lobby and other areas within such buildings as described in Subparagraph 1(b) above.

                2. The term "Usable Square Feet" as used in this Lease with respect to the Premises shall be deemed to include the total usable area of the Premises as determined by Landlord's architect.

                3. For purposes of establishing the initial Tenant's Percentage, Landlord's Contribution to Operating Expenses, Annual Basic Rent and Monthly Basic Rent as shown in Paragraph 1 of the Lease, the amounts of the Allowance, and the number of parking spaces allocated to Tenant as provided in Subparagraph 1.21, the number of Usable Square Feet and Rentable Square Feet of the Premises have been determined to be as set forth in Subparagraph 1.7 of the Lease, and the number of Rentable Square Feet of the Building shall be determined as set forth below. Landlord's architect shall determine the actual number of Usable and Rentable Square Feet of the Premises, and the Building, based upon the criteria set forth in Paragraph 1 above, and shall provide written confirmation of such numbers to Tenant within thirty (30) days after delivery of final Working Drawings ready for submission to the City/County Building Department. Tenant may, if it so desires, and at its sole cost and expense, cause the Premises or the Building to be remeasured in order to confirm or challenge the number of Usable and/or Rentable Square Feet calculated by Landlord's architect. Tenant shall cause any such remeasurement to be performed no later than thirty
(30) days following the Commencement Date. If Tenant fails to notify Landlord of the result of Tenant's remeasurement prior to the end of such thirty (30) day period, the determination of Landlord's architect shall be conclusive. If the determination of Landlord's architect and Tenant's remeasurement conflict, and Landlord and Tenant are unable to promptly resolve such conflict, the conflict shall be resolved in accordance with the dispute resolution procedure set forth in Subparagraph 25.6 of the Lease. Upon determination of the Usable and Rentable Square Footage of the Building and the Premises as provided herein, Tenant's Percentage, Landlord's Contribution to Operating Expenses, Annual Basic Rent and Monthly Basic Rent, the Allowance, the number of parking spaces and all other items allocated, charged or computed on a per square foot basis pursuant to the terms of the Lease shall be adjusted accordingly.

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT


                This Work Letter Agreement supplements the Office Lease (the "Lease"), dated and executed concurrently herewith, by and between Landlord and Tenant, covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meaning as set forth in the Lease.

                1. Construction of Building Shell.

                        1.1 Building Shell. Landlord has constructed through its contractor, a parking facility (surface parking) and building shell.

                        1.2 Construction Representatives. Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Exhibit "D":
Bob Searles. Tenant hereby appoints the following person as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Exhibit "D": Michael Quinn or Darrell Eckstein. All communications with respect to the matters covered by this Exhibit "D" shall be made to Landlord's Representative or Tenant's Representative, as the case may be. Either party may change its representative under this Exhibit "D" at any time by written notice to the other party.

                2. Construction Plans for Premises. All plans and drawings required by this Paragraph 2 shall be prepared in accordance as provided below.

                        2.1 Preparation of Space Plans. Landlord's architect (the "Architect") shall prepare preliminary space plans for the Premises. The Architect, in consultation with Landlord's engineers, shall prepare detailed space plans sufficient to convey the architectural design of the Premises and layout of the Leasehold Improvements therein ("Space Plans"). The Space Plans shall be submitted to Tenant for Tenant's reasonable approval. If Tenant shall disapprove of any portion of the Space Plans, Tenant shall advise Landlord in writing of such disapproval and the reasons therefor. Failure of Tenant to give Landlord written notice of disapproval within ten (10) business days after submission to Tenant shall be deemed approval. If Tenant timely disapproves any portion of the Space Plans, Landlord shall submit to Tenant for Tenant's reasonable approval (to be given in the same period provided above), a redesign of the Space Plans ("Redesign"), incorporating those revisions required by Tenant. If Tenant timely disapproves the Redesign, Landlord shall either (a) submit to Tenant for Tenant's reasonable approval another redesign of the Space Plans (to be given in the same period provided above), incorporating those revisions required of Tenant or (b) terminate this Lease by written notice to Tenant.

                        2.2 Preparation of Final Plans. Based on the approved Space Plans, Landlord shall cause the Architect, in consultation with Landlord's engineers, to prepare complete architectural plans, drawings and specifications and complete engineering, mechanical, structural and electrical working drawings for all of the Leasehold Improvements for the Premises to be constructed by Landlord (collectively, the "Final Plans"). The Final Plans shall be approved in the same manner as provided in Paragraph 2.1 above for approval of Space Plans, but shall not be disapproved to the extent consistent with the Space Plans.

                3. Allowance for Leasehold Improvements.

                        Allowance. Tenant shall receive from Landlord an allowance (the "Allowance") of $ 29.15 per rentable square foot within the Premises, which Allowance shall be used to contribute toward payment of the Work Cost (as defined below) of the Leasehold Improvements. All items of Leasehold Improvements, whether or not the cost thereof is covered by the Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of this Lease, except as otherwise provided in Subparagraph 14.2 of the Lease. If the Work Cost exceeds the Allowance, Tenant shall pay to Landlord such excess within fifteen (15) days after invoice therefor (which invoice may be given prior to installation of the Leasehold Improvements). Tenant shall not be entitled to any credit or refund of any other unused portion of the Allowance.

                        3.2 Work Cost Estimate and Statement. Prior to the commencement of any of the Leasehold Improvements shown on the Final Plans, Landlord shall submit to Tenant a written estimate of Work Cost of the Leasehold Improvements, which written estimate shall be based on the Final Plans. Tenant shall either approve the estimate or disapprove specific items and submit to Landlord revisions of Final Plans to reflect the deletion of and/or substitution for such disapproved items. Failure of Tenant to disapprove any specific items within five (5) business days of the submission of such estimate (as the same may be revised) shall be deemed approval thereof. Upon Tenant's approval of said estimate, such approved estimate to be hereinafter known as the "Work Cost Statement," Landlord shall have the right to purchase materials and to commence the construction of the items included in said Work Cost Statement pursuant to Paragraph 4 hereof. In the event the total costs reflected in the Work Cost Statement exceed the Allowance, Tenant shall pay such excess, as additional rent, within fifteen (15) days after Tenant receives an invoice from Landlord (which invoice may be given prior to installation of the Leasehold Improvements). Any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost shall be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, shall be made within fifteen (15) days thereafter.

                        3.3 No Obligation of Landlord. Until Tenant approves the estimate, Landlord shall be under no obligation to perform the installation of any of the Leasehold Improvements. If Tenant does not approve or disapprove the estimate within five (5) business days after the initial submission of the estimate to Tenant, then Landlord may terminate this Lease by written notice to Tenant.

                4. Construction of Leasehold Improvements. The Leasehold Improvements' work shall be performed by a general contractor ("Contractor") (Fullmer Construction or DBAC) selected by Landlord and Tenant. Landlord and Tenant shall, after adjustments for the inconsistent assumptions to reflect an "apples to apples" comparison, select the lowest priced bid. Following Tenant's approval of the estimate described in Subparagraph 3.2 above, the Contractor shall commence and diligently proceed with the construction of the Leasehold Improvements, subject to Tenant Delays (as described in Paragraph 8) and any other delays beyond the reasonable control of Landlord or the Contractor (including, without limitation, any fire, earthquake, inclement weather or other acts of God, shortages in material or labor, strikes and delays in obtaining governmental permits and approvals). Promptly upon the commencement of the Leasehold Improvements work, Landlord shall furnish Tenant with a construction schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of the Leasehold Improvements modify or amend such schedule. Landlord shall make a reasonable effort to meet such schedule, as the same may be modified or amended; provided, however, Landlord shall have no liability to Tenant for damages or losses, and Tenant shall have no right to terminate or cancel this Lease, as a result of any failure or delay in meeting such schedule or substantially completing the Leasehold Improvements except as provided in the Outside Commencement Date Rider. Any approved changes to the Final Plans shall initiate a new written estimate of Work Cost which shall be approved by Tenant pursuant to the provisions of Paragraph 3.2 above. Landlord shall permit Tenant and its agents or contractors to enter the Premises three (3) weeks prior to substantial completion, to perform such work as installing furniture systems, trade fixtures, telephone systems and business equipment. The foregoing license to enter the Premises prior to substantial completion shall be conditioned upon Tenant and its agents and/or contractors working in harmony and not interfering with the work being performed by Contractor, or interfering with the permitting of the Leasehold Improvements' work, and shall otherwise be subject to the insurance and indemnity provisions of the Lease. Tenant agrees its agents and/or contractor shall be required to coordinate their schedule with the Contractor to ensure work is not interrupted.

                Subject to Landlord's approval, which shall not be unreasonably withheld, Tenant shall have the right to install a roof-mounted, non-penetrating satellite dish antenna, and/or other equipment installed and maintained by contractor selected by Landlord and Tenant.

                5. Work Cost. "Work Cost" means: (a) all design and engineering fees incurred in connection with the preparation of the Space Plans and Final Plans (including the cost of the Architect, Landlord's consulting engineers and other consultants); (b) costs of permits, fees and taxes; (c) testing and inspecting costs; (d) the actual costs and charges for material and labor, contractor's profit and contractor's general overhead incurred by Landlord in having the

Leasehold Improvements done; and (e) all other costs expended or to be expended by Landlord in the construction of the Leasehold Improvements.

                6. Elevators. Landlord shall, consistent with its obligation to other tenants then in occupancy in the Building, make the elevators reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

                7. Commencement Date and Substantial Completion.

                        7.1 Commencement Date. The Commencement Date shall be the date which is the earlier of:

                        (a) September 15, 2001 or

                        (b) the date Tenant commences operation of its business in all or any portion of the Premises.

                        7.2 Substantial Completion; Punch-List. For purposes of Subparagraph 7.1(b)above, the Leasehold Improvements shall be deemed to be "substantially completed" when Landlord's contractor certifies in writing to Landlord and Tenant that Landlord has: (a) provided to Tenant reasonable access to the Premises; (b) substantially performed all of the Leasehold Improvements work required to be performed by Landlord under this Work Letter Agreement, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; (c) all building systems are in good working order; and (d) obtained a temporary certificate of occupancy or other required, equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificate from Contractor, Tenant shall conduct a walk-through inspection of the Premises with Landlord and Contractor and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require repair and/or completion, which items Landlord shall thereafter diligently complete within ten (10) business days of Landlord's receipt of the punch-list or as soon thereafter as commercially feasible.

                8. Tenant Delays. For purposes of this Work Letter Agreement, "Tenant Delays" shall mean any delay in substantial completion of the Leasehold Improvements resulting from any or all of the following:

                        (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete on or before the due date therefor any action item which is Tenant's responsibility pursuant to any schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement;

                        (b) Tenant's changes to Space Plans or Final Plans after approval thereof;

                        (c) Tenant's request for materials, finishes, or installations other than the Standards set forth on Schedule "1";

                        (d) any delay of Tenant in making payment to Landlord for Tenant's share of Work Cost; or

                        (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

                        Landlord's Failure to Deliver Premises. Notwithstanding anything to the contrary set forth herein, Tenant's obligation to pay Rent shall not commence until delivery of the Premises to Tenant, provided that Landlord's inability to deliver the Premises to Tenant on or prior to the Commencement Date is not attributable to the acts or omissions of Tenant.

"LANDLORD"                          FOOTHILL-OPERON I, LLC, a California limited
                                    liability company


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------



"TENANT"                            ECLIPSE SURGICAL TECHNOLOGIES,
                                    a California corporation


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------


                                    By:
                                       -----------------------------------------

                                    Its:
                                        ----------------------------------------

                           SCHEDULE "1" to EXHIBIT "D"

                         BUILDING STANDARD IMPROVEMENTS


1.      Wood Doors:

        A.      3' x 8' stain grade plain sliced white oak, mahogany finish

2.      Door Frames:

        A. Non-rated & 20 minute rated: Aluminum frame with black anodized finish by Western Integrated.

        B. Over 20 minute rated: Hollow metal frames, painted to match aluminum.

3.      Door Hardware:

        A.      Polished chrome finish, Schlage mortise L series.

4.      Acoustical Ceiling:

        A.      Grid: 2 x 2, 1" white.

        B.      Tile: Armstrong 2 x 2, # 704 Tegular

5.      Flooring:

        A. Carpet: Monterey textured loop pile glue down "Park Avenue" or match grade.

        B.      Vinyl Composition Tile: 12" x 12" Armstrong, Imperial texture.

        C.      Vinyl Base: 4" vinyl top set base by Burke or equal.

6.      Ceramic Tile:

        A. Restrooms: 6" x 6" Crossville with cross plus finish or match grade for floors and walls. Walls to be full height.

        B.      Floors: Intertile 12" x 12" stone, or match grade.

7.      Painting:

        A. Offices and general rooms: Eggshell finish on all walls and ceilings.

8.      Wall Covering:

        A. Vescom America" -- Benina 1, #5506-1 type 1, 14 oz/lin yd. or match grade.

9.      Windows:

        A.      Frames:

                1. Non-rated & 20 minute rated: Aluminum, by Western Integrated or equal. Black anodized finish.

                2. Over 20 minute rated: Hollow metal, painted to match black anodized finish.

        B.      Glass:

                1.      Non-rated: Clear glass, center glazed.

                2.      Rated: Clear wire glass, center glazed

        C.      Window Covering:



                                    Exhibit D
                               Schedule 1, Page 1

                1.      Newport Shading NF 180 White Vertical Blinds



10.     Lighting:

        A.      Office and Open area Office: 2 x 4 parabolic fixtures.

        B.      Conference & Meeting Rooms: Down lighting.

11.     Fire Sprinklers:

        A. Heads: to be semi-recessed, chrome. Concealed heads to have white covers.



                                    Exhibit D
                               Schedule 1, Page 2

                             ANNUAL BASIC RENT RIDER

                           RIDER NO. 1 TO OFFICE LEASE


              This Rider No. 1 is made and entered into by and between Eclipse Surgical Technologies, a California corporation ("Tenant"), and FOOTHILL-OPERON I, LLC, a California limited liability company ("Landlord"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

              Subject to any adjustment of the Rentable Square Feet of the Premises pursuant to Exhibit "C," the Annual Basic Rent and Monthly Basic Rent as of the Commencement Date and as set forth in Paragraph 1 of the Lease shall be in accordance with the following schedule:

         Months During Term in                                                       Monthly Basic
   Which Increase Shall be Effective         Annual Basic Rent/RSF                      Rent/RSF
   ---------------------------------         ---------------------                      --------
         Months 01 through 60            $27.90 per full service gross        $2.325 per full service gross
                                          within the Premises per year        within the Premises per month

                         OUTSIDE COMMENCEMENT DATE RIDER

                           RIDER NO. 2 TO OFFICE LEASE


              This Rider No. 2 is made and entered into by and between Eclipse Surgical Technologies, a California corporation ("Tenant"), and FOOTHILL OPERON I, LLC, a California limited liability company ("Landlord"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

              1. Notwithstanding the provisions of Subparagraph 4.2 of the Lease to the contrary, in the event that the Occupancy Date has not occurred by August 1, 2001, (the "Outside Date") as a result of Landlord's failure to substantially complete the Leasehold Improvements by such date, which Outside Date shall be extended day for day by the number of days of Tenant Delays (as such term is defined in Exhibit "D" to the Lease) and by up to sixty (60) days of Force Majeure Delays (as defined below), then Tenant shall have the right to deliver a notice to Landlord (the "Termination Notice") electing to terminate the Lease effective as of the date of Landlord's receipt of such Termination Notice (the "Effective Date"). Except as provided hereinbelow, the Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than ten (10) business days after the Outside Date. If Tenant timely delivers the Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period of thirty (30) days after the Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within ten (10) days after receipt of the Termination Notice, a written statement of Landlord's contractor in charge of construction certifying that in such contractor's good faith judgment the Leasehold Improvements will be substantially completed within fifteen (15) days after the Effective Date. If the Leasehold Improvements are substantially completed or the Commencement Date otherwise occurs within said fifteen (15) day suspension period, then the Termination Notice shall be of no further force or effect.

              2. If, prior to the Outside Date (as so extended by Tenant Delays and Force Majeure Delays), Landlord determines that the Commencement Date will not occur by such Outside Date as a result of Landlord's failure to substantially complete the Leasehold Improvements thereby, Landlord shall have the option to deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Leasehold Improvements may be substantially completed and Tenant shall be required, within ten (10) business days after receipt of such notice, to either deliver the Termination Notice (which will mean that the Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Leasehold Improvements are substantially completed or the Lease is terminated, as applicable.

              3. Subject to the limitations specified herein above, the Effective Date and Outside Date above shall be extended day for day to the extent of any Tenant Delays and "Force Majeure Delays." "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Leasehold Improvements because of delays due to: excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved in similar office buildings in the area of the Building; fire, earthquake, inclement weather or other acts of God; acts of the public enemy; riot; insurrection; governmental regulation of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor; or any other cause beyond the reasonable control of Landlord.

                                                                     EXHIBIT "E"

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES


To:    ___________________________________________ Date: __________________

Re:    Office Lease dated ____________________, 20____ between
       ___________________ Tenant, and FOOTHILL-OPERON I, Landlord concerning Suite ___________________ ("Premises") located at 26632 Towne Centre Drive, Foothill Ranch, California, 92610.

Gentlemen:

              In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

              1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

              2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for _____ years, with ______________________________, and commenced upon the
Commencement Date of _____________________, 20______ and is currently scheduled to expire on _____________________, subject to earlier termination as provided in the Lease.

                  3. That in accordance with the Lease, rental payment has commenced (or shall commence) on ________________________.

              4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment and the billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

                  5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to ____________________________________________ at
______________________________.

              6. The exact number of Rentable Square Feet within the Premises is _____ square feet. The exact number of Usable Square Feet within the Premises is
_________________ square feet.

              7. Tenant's Proportionate Share as adjusted based upon the exact number of Rentable Square Feet within the Premises, consists of two (2) separate percentages: (a) _____which is Tenant's Proportionate Share of the Building; and
(b) _____,which is Tenant's Proportionate Share of the Project.

AGREED AND ACCEPTED

"LANDLORD"                              FOOTHILL-OPERON I, LLC, a California
                                        limited liability company

                                        By:
                                               ---------------------------------

                                        Its:
                                               ---------------------------------

                                        By:
                                               ---------------------------------

                                        Its:
                                               ---------------------------------

"TENANT"                                ECLIPSE SURGICAL TECHNOLOGIES,
                                        a California corporation

                                        By:
                                               ---------------------------------

                                        Its:
                                               ---------------------------------

                                        By:
                                               ---------------------------------

                                        Its:
                                               ---------------------------------

                         SAMPLE ONLY [NOT FOR EXECUTION]

                                                                     EXHIBIT "F"

                              RULES AND REGULATIONS


              1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than building standard materials, without the prior written consent of Landlord.

              2. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and the Building's tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building, except as required to install and maintain Tenant's telecommunications equipment.

              3. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

              4. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Except as expressly provided in Subparagraph 19.2 of the Lease, Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

              5. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

              6. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

              7. Tenant shall close and lock all doors of its Premises before Tenant and its employees leave the Premises.

              8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

              9. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

              10. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

              11. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

              12. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

              13. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

              14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

              15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project or Building.

              16. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the preservation of good order therein, provided said other Rules and Regulations do not materially or adversely affect Tenant's use of the Premises as permitted hereunder. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

              17. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

                                                                     EXHIBIT "G"

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE


              The undersigned ("Tenant") hereby certifies to ___________________ ("Landlord"), and __________________________________________________, as
follows:

              1. Attached hereto is a true, correct and complete copy of that certain Office Lease dated ____________________, 20_____ between Landlord and Tenant (the "Lease"), which demises Premises which are located at ___________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 6 below.

              2. The Term of the Lease commenced on ____________________,
20_____.

              3, The Term of the Lease is currently scheduled to expire on ______________________, 20_____.

              4. Tenant has no option to renew or extend the Term of the Lease.

              5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building.

              6. The Lease has: (Initial One)

                 ( ) not been amended, modified, supplemented, extended, renewed or assigned.

                 ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: ________________________________________.

              7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: ________________________________________.

              8. The current Monthly Basic Rent is $_________________.

              9. Tenant's Proportionate Share consists of two (2) separate percentages: (a) ___________%, which is Tenant's Proportionate Share of the Building; and (b) ___________%, which is Tenant's Proportionate Share of the Project. Tenant's Proportionate Share of Operating Expenses currently payable by Tenant is $__________________________ per month, which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses in excess of:
(Complete One)

                 (1) $______________ per year for Building Operating Expenses, and

                           $______________ per year for Project Operating
Expenses (expense stop) or

                 (2) _______________ the Operating Expenses incurred in the Base Year.

              10. The amount of security deposit (if any) is $_________. No other security deposits have been made.

              11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

              12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

              13. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

              14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

              15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

              16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

              17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

              18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

              The foregoing certification is made with the knowledge that _____________ is about to [fund a loan to Landlord or purchase the Building from Landlord], and that _________________________________________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: _____________, _________

"TENANT"                                _______________________________________,

                                        By:
                                             -----------------------------------

                                        Print Name:
                                                     ---------------------------

                                        Its:
                                              ----------------------------------

                                                                     EXHIBIT "H"

                          PARKING RULES AND REGULATIONS


              In addition to the parking provisions contained in the Lease to which this Exhibit "H" is attached, the following rules and regulations shall apply with respect to the use of the Project's parking facilities.

              1. Every parker is required to park and lock his/her own vehicle. Subject to Landlord's indemnity in Subparagraph 19.2 of the Lease, all responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

              2. Tenant shall not park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks/vans.

              3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

              4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

              5. All directional signs and arrows must be observed.

              6. Parking is prohibited:

                     (a) in areas not striped for parking;

                     (b) in aisles;

                     (c) where "no parking" signs are posted;

                     (d) on ramps;

                     (e) in cross-hatched areas; and

                     (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord's parking operator.

              7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

              8. Tenant's continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in the Lease. Further, if the Lease terminates for any reason whatsoever, Tenant's right to park in the parking facilities shall terminate concurrently therewith.

              9. Landlord reserves the right to refuse the use of monthly stickers or other parking identification devices to any tenant or person who willfully refuses to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

              10. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense.

                                                                     EXHIBIT "I"

                                    WARRANTS



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH WARRANT AND/OR SHARES OF COMMON STOCK ARE REGISTERED WITH THE SECURITIES EXCHANGE COMMISSION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 AND 10 OF THIS WARRANT.


Warrant No. 05 07 2001                         Number of Shares: 75,000
                                                         (subject to adjustment)
Date of Issuance: May 7, 2001


                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                         Common Stock Purchase Warrant
                            (Void after May 7, 2006)

              Eclipse Surgical Technologies, Inc., a California corporation (the "Company"), for value received, hereby certifies that Foothill Operon I, LLC or its registered assigns (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Eastern time) on May 7, 2006, Seventy Five Thousand (75,000) shares of common stock, of the Company (the "Common Stock"), at a purchase price of $1.63 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

              This Warrant is issued pursuant to the terms and conditions of a Lease between Eclipse Surgical Technologies, Inc. as tenant and Foothill Operon I, LLC as landlord dated May 7, 2001 between the Company and the Registered Holder (the "Lease").

1.     Exercise.

       (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder or by the offset of amounts due under the Lease.

       (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above accompanied by payment in full of the Purchase Price (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

       (c) Net Issue Exercise.


              (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Registered Holder a number of Warrant Shares computed using the following formula:

                                    X=Y(A-B)
                                        A

Where         X = The number of Warrant Shares to be issued to the Registered
                  Holder.

              Y = The number of Warrant Shares purchasable under this Warrant
                  (at the date of such calculation).

              A = The fair market value of one Warrant Share (at the date of such calculation).

              B = The Purchase Price (as adjusted to the date of such
                  calculation).

              (ii) For purposes of this Agreement, the "Fair Market Value" of one Warrant Share on the date of calculation shall mean:

                     (A) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system (including, without limitation, the OTC Bulletin Board and, if the average daily trading volume for the preceding 10 days has been at least 100,000 shares, the Pink Sheets) as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (B)).

                     (B) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(c) shall be delayed until such determination is made.

              (d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 5 business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder may direct:

                     (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                     (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of remaining Warrant Shares.


2.     ADJUSTMENTS.

              (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

              (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

              (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

              provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

              (c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

              (d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

              (e) Adjustment for Mergers or Reorganizations, etc. If there shall occur any reorganization, recapitalization, consolidation, merger or any similar corporate reorganization involving the Company (or any other corporation the stock or securities of which are receivable upon the exercise of this Warrant) in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a) or 2(b)), then, following any such reorganization, recapitalization, consolidation or merger, the Registered Holder shall receive upon the exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive if, immediately prior to such reorganization, recapitalization, consolidation or merger, the Registered Holder had held the number of shares of Common Stock subject to this Warrant ("Substituted Property"). In the event that the Company is not the acquiring or surviving entity in such transaction, then the acquirer or survivor, at its option, may repurchase this Warrant, effective not later than the effective date of the acquisition, merger or other transaction, by issuing the Holder the Substituted Property which would have been issuable if the Holder had chosen to exercise this Warrant in full using the exercise method described in Section 1(b), above, at the time of the repurchase.

              (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Registered Holder, furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. FRACTIONAL SHARES. THE COMPANY SHALL NOT BE REQUIRED UPON THE EXERCISE OF THIS WARRANT TO ISSUE ANY FRACTIONAL SHARES, BUT SHALL MAKE AN ADJUSTMENT THEREFOR IN CASH ON THE BASIS OF THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK.

4.     REQUIREMENTS FOR TRANSFER.

              (a) Neither this Warrant nor the Warrant Shares shall be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

              (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, or a transfer by a Registered Holder which is a member of the National Association of Securities Dealers (the "NASD") to an officer or employee of the Registered Holder as permitted by NASD rules, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

              (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

       "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities represented by this certificate are subject to the restrictions on transfer set forth in that certain Warrant dated May __, 2001 and, except as otherwise provided therein, may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or if an effective registration statement is then in effect permitting the resale of the Warrant Shares.

              (d) If at any time, the Company proposes to file with the SEC a registration statement on Form S-3 (a "Registration Statement") relating to an offering for its own account or the account of others under the Act of any shares of Common Stock, the Company shall promptly send to the Registered Holder written notice of the Company's intention to file a Registration Statement and of such Registered Holder's rights under this Section 4(d) and, if within twenty
(20) days after receipt of such notice, such Registered Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Warrant Shares such Registered Holder requests to be registered. Such registration shall be subject to customary obligations by the Registered Holder to provide information to the Company as required by the Company so as to effect the inclusion of the Warrant Shares in the Registration Statement. The Registered Holder's right of registration of the Warrant Shares under this
Section 4(d) will, at all times, be subject to the good faith judgment of the Company's Board of Directors and management to, at any time, withhold registration before the effectiveness of any Registration Statement or to cancel registration at any time after a Registration Statement has become effective without liability of the Company to the Registered Holder.



5. NO IMPAIRMENT. THE COMPANY WILL NOT, BY AMENDMENT OF ITS CHARTER OR THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS OF THIS WARRANT, BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL SUCH TERMS AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE RIGHTS OF THE HOLDER OF THIS WARRANT AGAINST IMPAIRMENT.

6.     NOTICES OF RECORD DATE, ETC. IN THE EVENT:

              (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

              (b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

7. RESERVATION OF STOCK. THE COMPANY WILL AT ALL TIMES RESERVE AND KEEP AVAILABLE, SOLELY FOR ISSUANCE AND DELIVERY UPON THE EXERCISE OF THIS WARRANT, SUCH NUMBER OF WARRANT SHARES AND OTHER SECURITIES, CASH AND/OR PROPERTY, AS FROM TIME TO TIME SHALL BE ISSUABLE UPON THE EXERCISE OF THIS WARRANT.

8. EXCHANGE OF WARRANTS. UPON THE SURRENDER BY THE REGISTERED HOLDER, PROPERLY ENDORSED, TO THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY, THE COMPANY WILL, SUBJECT TO THE PROVISIONS OF SECTION 4 HEREOF, ISSUE AND DELIVER TO OR UPON THE ORDER OF SUCH REGISTERED HOLDER, AT THE COMPANY'S EXPENSE, A NEW WARRANT OR WARRANTS OF LIKE TENOR, IN THE NAME OF THE REGISTERED HOLDER OR AS THE REGISTERED HOLDER (UPON PAYMENT BY THE REGISTERED HOLDER OF ANY APPLICABLE TRANSFER TAXES) MAY DIRECT, CALLING IN THE AGGREGATE ON THE FACE OR FACES THEREOF FOR THE NUMBER OF SHARES OF COMMON STOCK (OR OTHER SECURITIES, CASH AND/OR PROPERTY) THEN ISSUABLE UPON EXERCISE OF THIS WARRANT.

9. REPLACEMENT OF WARRANTS. UPON RECEIPT OF EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY OF THE LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS WARRANT AND (IN THE CASE OF LOSS, THEFT OR DESTRUCTION) UPON DELIVERY OF AN INDEMNITY AGREEMENT (WITH SURETY IF REASONABLY REQUIRED) IN AN AMOUNT REASONABLY SATISFACTORY TO THE COMPANY, OR (IN THE CASE OF MUTILATION) UPON SURRENDER AND CANCELLATION OF THIS WARRANT, THE COMPANY WILL ISSUE, IN LIEU THEREOF, A NEW WARRANT OF LIKE TENOR.

10.    TRANSFERS, ETC.

              (a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

              (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

              (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. REPRESENTATIONS OF THE REGISTERED HOLDER. THE REGISTERED HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS TO THE COMPANY AS FOLLOWS:

              (a) Investment. The Registered Holder is acquiring this Warrant and the Warrant Shares issuable upon the exercise of this Warrant, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, except as otherwise may be permitted under applicable securities laws.

              (b) Authority. The Registered Holder has full power and authority to enter into and to perform this Warrant in accordance with its terms. The Registered Holder has not been organized specifically for the purpose of investing in the Company.

              (c) Accredited Investor. The Registered Holder is an Accredited Investor within the definition set forth in Rule 501(a) promulgated under the Securities Act.

12. MAILING OF NOTICES, ETC. ALL NOTICES AND OTHER COMMUNICATIONS FROM THE COMPANY TO THE REGISTERED HOLDER SHALL BE MAILED BY FIRST-CLASS CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS LAST FURNISHED TO THE COMPANY IN WRITING BY THE REGISTERED HOLDER. ALL NOTICES AND OTHER COMMUNICATIONS FROM THE REGISTERED HOLDER OR IN CONNECTION HEREWITH TO THE COMPANY SHALL BE MAILED BY FIRST-CLASS CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS PRINCIPAL OFFICE SET FORTH BELOW. IF THE COMPANY SHOULD AT ANY TIME CHANGE THE LOCATION OF ITS PRINCIPAL OFFICE TO A PLACE OTHER THAN AS SET FORTH BELOW, IT SHALL GIVE FIVE DAYS PRIOR WRITTEN NOTICE TO THE REGISTERED HOLDER AND THEREAFTER ALL REFERENCES IN THIS WARRANT TO THE LOCATION OF ITS PRINCIPAL OFFICE AT THE PARTICULAR TIME SHALL BE AS SO SPECIFIED IN SUCH NOTICE.

13. NO RIGHTS AS SHAREHOLDER. UNTIL THE EXERCISE OF THIS WARRANT, THE REGISTERED HOLDER SHALL NOT HAVE OR EXERCISE ANY RIGHTS BY VIRTUE HEREOF AS A SHAREHOLDER OF THE COMPANY. NOTWITHSTANDING THE FOREGOING, IN THE EVENT (i) THE COMPANY EFFECTS A SPLIT OF THE COMMON STOCK BY MEANS OF A STOCK DIVIDEND AND THE PURCHASE PRICE OF AND THE NUMBER OF WARRANT SHARES ARE ADJUSTED AS OF THE DATE OF THE DISTRIBUTION OF THE DIVIDEND (RATHER THAN AS OF THE

RECORD DATE FOR SUCH DIVIDEND), AND (ii) THE REGISTERED HOLDER EXERCISES THIS WARRANT BETWEEN THE RECORD DATE AND THE DISTRIBUTION DATE FOR SUCH STOCK DIVIDEND, THE REGISTERED HOLDER SHALL BE ENTITLED TO RECEIVE, ON THE DISTRIBUTION DATE, THE STOCK DIVIDEND WITH RESPECT TO THE SHARES OF COMMON STOCK ACQUIRED UPON SUCH EXERCISE, NOTWITHSTANDING THE FACT THAT SUCH SHARES WERE NOT OUTSTANDING AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE FOR SUCH STOCK DIVIDEND.

14. CHANGE OR WAIVER. ANY TERM OF THIS WARRANT MAY BE CHANGED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE CHANGE OR WAIVER IS SOUGHT.

15. SECTION HEADINGS. THE SECTION HEADINGS IN THIS WARRANT ARE FOR THE CONVENIENCE OF THE PARTIES AND IN NO WAY ALTER, MODIFY, AMEND, LIMIT OR RESTRICT THE CONTRACTUAL OBLIGATIONS OF THE PARTIES.

16. GOVERNING LAW. THIS WARRANT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PROVISIONS THEREOF).

                            [SIGNATURE PAGE FOLLOWS]

EXECUTED as of the Date of Issuance indicated above.



                                        ECLIPSE SURGICAL TECHNOLOGIES, INC.



                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

ATTEST:

----------------------------



                                        PRINCIPAL OFFICE:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                                                       EXHIBIT I

PURCHASE FORM
To:_________________                                          Dated:____________


              The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase (check applicable box):

       -      _____ shares of the Common Stock covered by such Warrant; or

       - the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in
              Section 1(b).

              The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $________ in lawful money of the United States. Such payment takes the form of (check applicable box or boxes):



       -      $______ in lawful money of the United States; and/or

       - the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

       - the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(c).


              Signature:
                              ------------------------


              Address:
                              ------------------------

                              ------------------------

                                                                      EXHIBIT II

                                ASSIGNMENT FORM

              FOR VALUE RECEIVED, ________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee             Address                       No. of Shares




Dated:
      ---------------------------

Signature:
          -----------------------

                                                                     EXHIBIT "J"

                                     SIGNAGE

                                                                     EXHIBIT "J"

                                     SIGNAGE


                                       J-2